Exhibit 2.1
EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and among

PATTERN ENERGY GROUP INC.,
Purchaser

and
PATTERN RENEWABLES LP,
Seller
and (solely for purposes of Section 7.1)
PATTERN ENERGY GROUP LP,
Guarantor

Dated as of
June 30, 2016

Direct or Indirect Interests
in
Broadview Finco Pledgor LLC

BROADVIEW WIND FARMS,
comprising two wind farms with approximately 324 MW of capacity
WESTERN INTERCONNECT,
comprising a 35-mile 345 kV transmission line

TABLE OF CONTENTS
Page

ARTICLE 1 PURCHASE AND SALE OF THE ACQUIRED INTERESTS		1

1.1	Agreement to Sell and Purchase	1
1.2	Signing Date Deliverables	1
1.3	Purchase Price	1
1.4	The Closing	2
1.5	Conduct of Closing	2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER		3

2.1	Organization and Status	3
2.2	Power; Authority; Enforceability	3
2.3	No Violation	3
2.4	No Litigation	4
2.5	Consents and Approvals	4
2.6	Acquired Interests	4
2.7	Solvency	5
2.8	Compliance with Law	5
2.9	Taxes	5
2.10	Unregistered Securities	5
2.11	Broker’s Fees	5
2.12	Matters Relating to the Acquired Interests, the Project Companies, the Wind Projects, and the Transmission Project	6
2.13	Broadview MIPA and Assignment Agreement	6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF Purchaser		6

3.1	Organization and Status	6
3.2	Power; Authority; Enforceability	7
3.3	No Violation	7
3.4	No Litigation	7
3.5	Consents and Approvals	7
3.6	Solvency	7
3.7	Compliance with Law	8
3.8	No Reliance	8
3.9	Investment Intent	8
3.10	Accredited Investor	8
3.11	Broker’s Fee	8

ARTICLE 4 COVENANTS; OTHER OBLIGATIONS		8

4.1	Covenants Between Signing and Closing	8
4.2	Other Covenants	9

ARTICLE 5 CONDITIONS TO CLOSING; TERMINATION		11

5.1	Conditions Precedent to Each Party’s Obligations to Close	11

TABLE OF CONTENTS
(continued)
Page

5.2	Conditions Precedent to Obligations of Purchaser to Close	12
5.3	Conditions Precedent to the Obligations of Seller to Close	13
5.4	Termination	13

ARTICLE 6 REMEDIES FOR BREACHES OF THIS AGREEMENT		14

6.1	Indemnification	14
6.2	Limitations on Seller’s or Purchaser’s Indemnification	15
6.3	Reimbursements; Refunds	15
6.4	Right to Control Proceedings for Third Party Claims	16
6.5	Mitigation; Treatment of Indemnification	17
6.6	Exclusive Remedy	17

ARTICLE 7 MISCELLANEOUS		18

7.1	Guarantee	18
7.2	Entire Agreement	18
7.3	Notices	18
7.4	Successors and Assigns	18
7.5	Jurisdiction; Service of Process; Waiver of Jury Trial	19
7.6	Headings; Construction; and Interpretation	21
7.7	Further Assurances	21
7.8	Amendment and Waiver	21
7.9	No Other Beneficiaries	21
7.10	Governing Law	21
7.11	Schedules	21
7.12	Limitation of Representation and Warranties	21
7.13	Counterparts	22
7.14	Severability	22
7.15	Limit on Damages	22
7.16	Specific Performance	22

ii

LIST OF APPENDICES
Appendix A-1        General Definitions

Appendix A-2        Rules of Construction

Appendix B        Transaction Terms and Conditions

Appendix C	Acquired Interests; Ownership Structure; and Wind Projects and Transmission Project Information

Appendix D        Documents and Key Counterparties

LIST OF EXHIBITS
Exhibit A        Form of NRS Assignment
LIST OF SCHEDULES

Schedule 2.5	Seller Consents and Approvals

Schedule 2.12	Matters Relating to the Acquired Interests, the Project Companies, the Wind Projects and the Transmission Project

Schedule 3.5	Purchaser Consents and Approvals

Schedule 4.1(a)    Seller’s Pre-Closing Covenants

Schedule 6.4(b)    Control of Defense of Third Party Claims

iii

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of June 30, 2016, is made by and among Pattern Energy Group Inc., a Delaware corporation (“Purchaser”), Pattern Renewables LP, a Delaware limited partnership (“Seller”) and, solely for purposes of Section 7.1, Pattern Energy Group LP, a Delaware limited partnership (“Guarantor”). Capitalized terms used in this Agreement shall have the respective meanings specified in Appendix A-1 attached hereto.
RECITALS
WHEREAS, Seller owns, directly or indirectly through one or more Seller Affiliates (each such Seller Affiliate, a “Subsidiary Transferor”), some or all of the membership or partnership interest, shares, voting securities, or other equity interests, as applicable, in the project companies which own the wind projects and transmission project (herein referred to as the “Project Companies,” as described on Part I of Appendix C attached hereto; and the “BEJN Wind Project,” the “BEKW Wind Project” (together with the BEJN Wind Project, the “Wind Projects”) and the “Transmission Project,” as described on Part II of Appendix C); and
WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Acquired Interests defined and described in Part I of Appendix C attached hereto (herein referred to as the “Acquired Interests”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual terms, conditions and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE 1
PURCHASE AND SALE OF THE ACQUIRED INTERESTS
1.1    Agreement to Sell and Purchase. Subject to the satisfaction or waiver (by the party for whose benefit such condition exists) of the conditions set forth in Article 5 and the other terms and conditions of this Agreement, at the Closing (a) Seller shall sell, assign, transfer and convey (or, if applicable, cause the Subsidiary Transferors to sell, assign, transfer and convey) the Acquired Interests to Purchaser, and (b) Purchaser shall purchase the Acquired Interests from Seller (or, if applicable, the Subsidiary Transferors), for the Purchase Price. Purchaser shall have the right to designate a Subsidiary of Purchaser (“Subsidiary Transferee”) to receive the Acquired Interests at Closing.
1.2    Signing Date Deliverables. On the date of this Agreement, Seller shall deliver Seller’s Signing Date Deliverables (if any) to Purchaser, and Purchaser shall deliver Purchaser’s Signing Date Deliverables (if any) to Seller, in each case as set forth in Part II of Appendix B.
1.3    Purchase Price. The purchase price payable by Purchaser to Seller (or, if applicable, the Subsidiary Transferor) for the Acquired Interests at Closing and, if applicable, after Closing shall be the Purchase Price set forth in Part I of Appendix B as determined, if applicable, by the Method of Calculation (if any) set forth in Part I of Appendix B. The Purchase Price shall be subject to adjustment after the Closing Date by the Post-Closing Purchase Price Adjustments (if any) and the Grady Payments set forth in Part I of Appendix B. All payments of the Purchase Price (including any Post-Closing Purchase Price Adjustment and Grady Payments) shall be paid by wire transfer of same day funds in the applicable Currency to the applicable accounts set forth in Part I of Appendix B.
1.4    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on the date and at the location specified in Part III of Appendix B or such earlier date or other place as the parties hereto shall mutually agree (including Closing by facsimile or “PDF” electronic mail transmission exchange of executed documents or signature pages followed by the exchange of originals as soon thereafter as practicable), and will be effective as of 12:01 a.m. Eastern Time on the day the Closing occurs.
1.5    Conduct of Closing.
(a)    At or prior to the Closing, Seller shall deliver, or cause to be delivered, to Purchaser:

(i)
The original certificates representing the Acquired Interests duly endorsed for transfer by Seller (or, if applicable, the Subsidiary Transferors) to Purchaser (or, if applicable, Subsidiary Transferee) or with appropriate powers with respect thereto duly endorsed by Seller (or, if applicable, such Subsidiary Transferors); provided, that if the Acquired Interests are not in certificated form, Seller (or, if applicable, such Subsidiary Transferors) shall deliver to Purchaser (or, if applicable, Subsidiary Transferee) a duly executed assignment agreement or other instrument conveying such Acquired Interests to Purchaser (or, if applicable, Subsidiary Transferee) in form and substance reasonably acceptable to Purchaser;

(ii)
Any other documents and certificates contemplated by Article 4 and Article 5 hereof to be delivered by or on behalf of Seller at or prior to the Closing, including, if applicable, the certificate referred to in Section 5.2(d); and

(iii)	Any other Closing deliverables set forth in Appendix B-1.
(b)    At or prior to the Closing, Purchaser shall deliver to Seller:

(i)
The documents and certificates contemplated by Article 4 and Article 5 hereof to be delivered by or on behalf of Purchaser at or prior to the Closing, including, if applicable, the certificate referred to in Section 5.3(d); and

(ii)	Any other Closing deliverables set forth in Appendix B-2.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in, or qualified by any matter set forth in, the Schedules attached hereto, Seller hereby represents and warrants to Purchaser as set forth in this Article 2 as of (a) the date hereof and (b) if the Closing Date is not the date of this Agreement, the Closing Date, in each case, unless otherwise specified in the representations and warranties below, in which case the representation and warranty is made as of such date. Whether or not a particular Section of this Article 2 refers to a specific, numbered Schedule, such Section shall, to the extent applicable, be subject to the exceptions, qualifications, and other matters set forth in the Schedules to the extent that the relevance of such exceptions, qualifications or other matters is reasonably apparent on the face thereof.
2.1    Organization and Status. Each of Seller, each Subsidiary Transferor and Guarantor (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation as set forth in the preamble to this Agreement or Part I of Appendix C, as applicable, (b) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (c) has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted. Seller has made available to Purchaser complete and correct copies of the Organization Documents for Seller, each Subsidiary Transferor and Guarantor.
2.2    Power; Authority; Enforceability. Each of Seller, each Subsidiary Transferor and Guarantor has the legal capacity and power to enter into, deliver and perform its obligations under this Agreement and has been duly authorized, in accordance with its Organization Documents, to enter into, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of Seller and Guarantor and constitutes the legal valid and binding obligation of each of Seller and Guarantor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.
2.3    No Violation. The execution, delivery and (assuming the Consents set forth in Schedule 2.5 are obtained) performance by each of Seller and Guarantor of its obligations under this Agreement, and (assuming the Consents set forth in Schedule 2.5 are obtained) the performance by each Subsidiary Transferor of this Agreement, in each case including without limitation the sale of the Acquired Interests to the Purchaser, do not, and will not, (a) violate any Governmental Rule to which Seller, any Subsidiary Transferor or Guarantor is subject or the Organization Documents of Seller, any Subsidiary Transferor or Guarantor, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller, any Subsidiary Transferor or Guarantor is a party or by which Seller, any Subsidiary Transferor or Guarantor is bound or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any Material Contract, except, in the case of this clause (c), as would not reasonably be expected to be material in the context of the Wind Projects or the Transmission Project or otherwise prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.
2.4    No Litigation. None of Seller or its Affiliates (other than the Project Companies and their Subsidiaries, which, for the avoidance of doubt, are provided for in Section 2.12) is a party to or has received written notice of any pending or, to the Knowledge of Seller, threatened litigation, action, suit, proceeding or governmental investigation (other than for such matters as relate to Broadview Finco Pledgor LLC, a Delaware limited liability company (“Topco”), its Subsidiaries, the Wind Projects or the Transmission Project, which, for the avoidance of doubt, are provided for in Section 2.12) against Seller or its Affiliates which would reasonably be expected to be material to the Project Companies, the Wind Projects and the Transmission Project or the ownership of the Acquired Interests, or which seeks the issuance of an order restraining, enjoining, altering or materially delaying the consummation of the transactions contemplated by this Agreement.
2.5    Consents and Approvals. Except as set forth in Schedule 2.5, no consent, approval, order or Authorization of or registration, declaration or filing with or exemption by (collectively, the “Consents”) any Governmental Authority or any other Person, is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or Guarantor, or the consummation by Seller, any Subsidiary Transferor or Guarantor of the transaction contemplated hereby, except for any consents which if not obtained would not reasonably be expected to be material in the context of the Wind Projects or Transmission Project, or to otherwise prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.
2.6    Acquired Interests. Seller owns, directly or indirectly through one or more Seller Affiliates as identified in Part I of Appendix C, of record and beneficially one hundred percent (100%) of the Acquired Interests. Part I of Appendix C sets forth the equity capitalization of the Project Companies. All of the interests described in Part I of Appendix C have been duly authorized, validly issued and are fully-paid and non-assessable and, except as set forth on Part I of Appendix C, there are no outstanding (a) equity interests or voting securities of Topco or any of its Subsidiaries, (b) securities of Topco or any of its Subsidiaries convertible into or exchangeable for any equity interests or voting securities of Topco or any of its Subsidiaries or (c) options or other rights to acquire from Topco or any of its Subsidiaries, or other obligation of Topco or any of its Subsidiaries to issue, any equity interests or voting securities or securities convertible into or exchangeable for equity interests or voting securities of Topco or any of its Subsidiaries, or any obligations of Topco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the foregoing. Seller (or, if applicable, the Subsidiary Transferors) has good and valid title to, and has, or will have, full power and authority to convey, the Acquired Interests, as of the Closing Date. The Acquired Interests have been, or will be, validly issued, and are, or will be, fully paid and non-assessable. On the Closing Date, Seller (or, if applicable, the Subsidiary Transferors) will convey to Purchaser (or, if applicable, Subsidiary Transferee) good and valid title to the Acquired Interests free and clear of all Liens other than Permitted Liens.

2.7    Solvency. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the Knowledge of Seller, threatened against, Seller, any Subsidiary Transferor or Guarantor. None of Seller, any Subsidiary Transferor or Guarantor (a) has had a receiver, receiver and manager, liquidator, sequestrator, trustee or other officer with similar powers appointed over all or part of its business or its assets, and to the Knowledge of Seller, no application therefor is pending or threatened, (b) is insolvent or presumed to be insolvent under any law or is unable to pay its debts as and when they fall due, (c) has made a general assignment for the benefit of its creditors, or (d) has taken any action to approve any of the foregoing.
2.8    Compliance with Law. To the Knowledge of Seller, there has been no actual violation by Seller, any Subsidiary Transferor or Guarantor of or failure of Seller, any Subsidiary Transferor or Guarantor to comply with any Governmental Rule that is applicable to it, or allegation by any Governmental Authority of such a violation, that would reasonably be expected to be material and relates to the Wind Projects or Transmission Project or would otherwise reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.
2.9    Taxes. Each of the representations and warranties by the Broadview B Member pursuant to Section 3.5 of the ECCA is true and correct at and as of the date hereof and the Closing Date (other than any representations or warranties that are made as of an earlier specific date, which shall be true and correct as of such date). For each of the representations and warranties by the Broadview B Member pursuant to Section 3.5 of the ECCA that is made as of the Funding Date, no facts or circumstances as of the date hereof would reasonably be expected to preclude such representation or warranty from being true and correct as of the Funding Date. For purposes of this Section 2.9, each reference in Section 3.5 of the ECCA to “Company” shall be treated as if it were a reference to Topco, Holdco, Broadview B Member and Broadview Holdco. Each of the representations and warranties by the WI Entities pursuant to Section 4.6 of the Western Interconnect Loan Agreement is true and correct at and as of the date hereof, and each of the representations and warranties by PWI Holdings pursuant to Section 4.6 of the Western Interconnect Loan Agreement is true and correct at and as of the Closing Date, other than in each case any representations or warranties that are made as of an earlier specific date, which shall be true and correct as of such date. Each of the representations and warranties by Holdco pursuant to Section 4.6 of the Broadview Back-Leverage Loan Agreement is true and correct at and as of the date hereof and the Closing Date (other than any representations or warranties that are made as of an earlier specific date, which shall be true and correct as of such date).
2.10    Unregistered Securities. It is not necessary in connection with the sale of the Acquired Interests, under the circumstances contemplated by this Agreement, to register such Acquired Interests under the Securities Act of 1933 (the “Securities Act”) or under any other applicable securities laws.
2.11    Broker’s Fees. None of Seller, any Subsidiary Transferor or Guarantor has any liability or obligation for any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.12    Matters Relating to the Acquired Interests, the Project Companies, the Wind Projects, and the Transmission Project. A true, complete and correct list of all Material Contracts as of the date hereof is set forth on Parts I, III, IV and V of Appendix D. All representations and warranties set forth in Schedule 2.12 (disregarding all qualifications set forth therein as to materiality, material adverse effect or other similar qualifications) are true and correct at and as of the date hereof and the Closing Date as if made at and as of such dates (other than any representations or warranties that are made as of a specific date, which shall be true and correct as of such date), with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Impact.
2.13    Broadview MIPA and Assignment Agreement. The Broadview MIPA (a) constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) has not been amended, amended and restated, supplemented or otherwise modified. None of Seller or, to the Knowledge of Seller, any other party to the Broadview MIPA is in violation of, or default under, the Broadview MIPA, as applicable. None of Seller or its Affiliates is a party to or has received written notice of any pending or, to the Knowledge of Seller, threatened litigation, action, or suit relating to the Broadview MIPA. Seller has provided Purchaser with a true, complete and correct copy of the Broadview MIPA (including the Broadview Provisions of the Grady MIPA). As of the Closing Date, Seller will have all requisite power and authority to make the acknowledgment and agreement set forth under “Assignment Agreement” in Part VII of Appendix B to this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Except as set forth in, or qualified by any matter set forth in, the Schedules attached hereto, Purchaser hereby represents and warrants to Seller as set forth in this Article 3 as of (A) the date hereof and (B) if the Closing Date is not the date of this Agreement, the Closing Date, in each case, unless otherwise specified in the representations and warranties below, in which case the representation and warranty is made as of such date. Whether or not a particular Section of this Article 3 refers to a specific, numbered Schedule, such Section shall, to the extent applicable, be subject to the exceptions, qualifications, and other matters set forth in the Schedules to the extent that the relevance of such exceptions, qualifications or other matters is reasonably apparent on the face thereof.
3.1    Organization and Status. Each of Purchaser and Subsidiary Transferee, if applicable, (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation as set forth in the preamble to this Agreement or Part I of Appendix C, as applicable, (b) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (c) has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted. Purchaser has made available to Seller complete and correct copies of the Organization Documents for Purchaser (and, if applicable, Subsidiary Transferee).
3.2    Power; Authority; Enforceability. Each of Purchaser and Subsidiary Transferee, if applicable, has the legal capacity and power to enter into and perform its obligations under this Agreement and has been duly authorized, in accordance with its Organization Documents, to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.
3.3    No Violation. The execution, delivery and performance by Purchaser of its obligations under this Agreement, including without limitation the purchase of the Acquired Interests from Seller or the Subsidiary Transferors, do not, and will not, (a) violate any Governmental Rule to which Purchaser is subject or the Organization Documents of Purchaser, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which Purchaser is bound.
3.4    No Litigation. Purchaser is not a party to or has not received written notice of any pending or, to the Knowledge of Purchaser, threatened litigation, action, suit, proceeding or governmental investigation against Purchaser, which, in either case, would reasonably be expected to result in a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or which seeks the issuance of an order restraining, enjoining, altering or materially delaying the consummation of the transactions contemplated by this Agreement.
3.5    Consents and Approvals. Except as set forth in Schedule 3.5, no Consent of any Governmental Authority or any other Person, is required by or with respect to Purchaser (or if applicable, Subsidiary Transferee) in connection with the execution and delivery of this Agreement by Purchaser, or the consummation by Purchaser (or if applicable, Subsidiary Transferee) of the transaction contemplated hereby, except for any consents which if not obtained would not reasonably be expected to result in a material adverse effect on the ability of Purchaser (or if applicable, Subsidiary Transferee) to perform its obligations under this Agreement.
3.6    Solvency. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the Knowledge of Purchaser, threatened against Purchaser (or, if applicable, Subsidiary Transferee). None of Purchaser or, if applicable, Subsidiary Transferee (a) has had a receiver, receiver and manager, liquidator, sequestrator, trustee or other officer with similar powers appointed over all or part of its business or assets, and to the Knowledge of Purchaser, no application therefor is pending or threatened, (b) is insolvent or presumed to be insolvent under any law and is able to pay its debts as and when they fall due, (c) has made a general assignment for the benefit of its creditors, or (d) has taken any action to approve any of the foregoing.

3.7    Compliance with Law. To the Knowledge of Purchaser, there has been no actual violation by Purchaser (or, if applicable, Subsidiary Transferee) of or failure of Purchaser (or, if applicable, Subsidiary Transferee) to comply with any Governmental Rule that is applicable to it, or allegation by any Governmental Authority of such a violation, that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.
3.8    No Reliance. Purchaser has had the opportunity to inspect all of the information made available by Seller and to ask questions of and receive answers from Seller with respect to the Acquired Interests, the Project Companies, the Seller Affiliates (if any), the Wind Projects, and the Transmission Project. Purchaser acknowledges and warrants to Seller as of the date hereof and the Closing Date (as applicable) that, in accepting the transfer of the Acquired Interests, except for the representations and warranties expressly provided herein, it has (a) relied on its own investigations and assessments including its own inquiries into the Acquired Interests, the Project Companies, the Seller Affiliates (if any), the Wind Projects, and the Transmission Project; and (b) not relied on any other representations or warranties (written or oral) of Seller or its Affiliates.
3.9    Investment Intent. Purchaser is acquiring the Acquired Interests for its own account, for investment and with no view to the distribution thereof in violation of the Securities Act or the securities laws of any state of the United States or any other jurisdiction.
3.10    Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D promulgated by the U.S. Securities and Exchange Commission, and is able to bear the economic risk of losing its entire investment in the Acquired Interests.
3.11    Broker’s Fee. None of Purchaser or, if applicable, Subsidiary Transferee has any liability or obligation for any fees or commissions payable to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
ARTICLE 4
COVENANTS; OTHER OBLIGATIONS
4.1    Covenants Between Signing and Closing. If the Closing Date is not the date of this Agreement, the provisions of this Section 4.1 shall apply during the period from the date hereof to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.4:
(a)    Project Specific Pre-Closing Covenants of Seller. Unless consented or otherwise agreed to by Purchaser (such consent not to be unreasonably withheld or delayed) and except as required by Governmental Rule, Seller agrees to comply with the provisions, if any, of Schedule 4.1(a).
(b)    Access, Information and Documents. Seller will give to Purchaser and to Purchaser’s counsel, accountants and other representatives reasonable access during normal business hours to all material Books and Records and the Wind Projects and Transmission Project (subject to all applicable safety and insurance requirements and any limitations on Seller’s rights to, or right to provide others with, access) and will furnish to Purchaser all such documents and copies of documents and all information, including operational reports, with respect to the affairs of the Project Companies, the Seller Affiliates, the Wind Projects, and the Transmission Project as Purchaser may reasonably request subject to any confidentiality obligations imposed on Seller by any unaffiliated counterparties to such contracts and agreements. Purchaser agrees to comply with any confidentiality obligations which would be applicable to it under any such contracts, documents or agreements received from Seller hereunder.
(c)    Updating of Disclosure Schedules. Seller shall notify Purchaser in writing of any material changes, additions, or events occurring after the date of this Agreement which require a representation and warranty of Seller (other than any representations or warranties in Sections 2.6 and 2.11) to be supplemented with a new Schedule or cause any material change in or addition to a Schedule promptly after Seller becomes aware of the same by delivery of such new Schedule or appropriate updates to any such Schedule (each, an “Updated Disclosure Schedule”) to Purchaser. Each Updated Disclosure Schedule shall (i) expressly state that it is being made pursuant to this Section 4.1(c), (ii) specify the representations and warranties to which it applies and (iii) describe in reasonable detail the changes, additions or events to which it relates. An Updated Disclosure Schedule delivered pursuant to this Section 4.1(c) shall be deemed to cure a breach of any representation or warranty to which it applies only if Purchaser specifically agrees thereto in writing or, as provided in and subject to Article 5, consummates the Closing under this Agreement after receipt of such written notification, and an Updated Disclosure Schedule shall be considered to constitute or give rise to a waiver by Purchaser of a condition set forth in this Agreement only if Purchaser specifically agrees thereto in writing or consummates the Closing under this Agreement after receipt of such written notification.
(d)    Further Assurances. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable.
4.2    Other Covenants.
(a)    Costs, Expenses. Except as may be specified elsewhere in this Agreement, Purchaser shall pay all costs and expenses, including legal fees and the fees of any broker, environmental consultant, insurance consultant, independent engineer, and title company retained by Purchaser for Purchaser’s due diligence and the negotiation, performance of and compliance with this Agreement by Purchaser. Seller shall pay all costs and expenses (including in connection with any reports, studies or other documents listed in Part II of Appendix D, unless specifically noted in Part II of Appendix D), including legal fees and the fees of any broker of Seller or its Affiliates, relating to or resulting from the negotiation, performance of and compliance with this Agreement by Seller.
(b)    Public Announcement; Confidentiality. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except to the extent required by law (including any disclosure which, in the reasonable judgment of the disclosing party, is necessary or appropriate to comply with Governmental Rules and standards governing disclosures to investors) or in accordance with the rules, regulations and orders of any stock exchange. Seller shall not, and shall cause its Affiliates and directors, officers, employees, agents, consultants, advisors and partners not to, disclose any confidential information in or relating to this Agreement other than (i) to its Affiliates, its and their providers and potential providers of debt or equity financing, and the directors, officers, employees, agents, consultants, advisors and partners of such party, such Affiliates, or such providers or potential providers, provided in each case that such recipient is bound by reasonable confidentiality obligations, (ii) as required by applicable law or regulation or (iii) with the prior consent of Purchaser. Seller shall not use, and shall not enable any third party to use, any confidential information in or relating to this Agreement that constitutes material non-public information regarding Purchaser in a manner that is prohibited by the U.S. securities laws.
(c)    Other Obligations of Seller and Purchaser. The parties mutually covenant as follows:

(i)
to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

(ii)
to use all reasonable efforts in good faith to obtain promptly the satisfaction of the conditions to Closing of the transactions contemplated herein, including obtaining all required consents and approvals;

(iii)	to furnish to the other party and to the other party’s counsel all such information as may be reasonably required in order to effectuate the foregoing actions; and

(iv)	to advise the other party promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.
(d)    Tax Characterization.

(i)
Purchaser and Seller acknowledge and agree that the transactions contemplated hereby will be treated for federal income Tax purposes as a purchase of the assets of the Project Companies (other than Western Interconnect LLC), subject to the liabilities of the Project Companies. Neither Purchaser nor Seller shall file any income Tax Return inconsistent with such treatment.

(ii)
Within sixty (60) days after the Closing, Purchaser shall prepare a schedule allocating the Purchase Price among the Project Companies’ assets in a manner consistent with Code sections 755 and 1060 and consistent with the percentages allocated to different classes of assets in the Cost Segregation Consultant Report to be provided to Class A Equity Investors pursuant to Section 5.3(bb) of the ECCA. Purchaser shall deliver such schedule to Seller for its approval, not to be unreasonably denied or delayed. If Seller objects to Purchaser’s schedule, Seller shall notify Purchaser within fifteen (15) days after its receipt of the schedule, and Seller and Purchaser shall negotiate in good faith to resolve any differences. If any dispute cannot be resolved with fifteen (15) days, Purchaser and Seller shall jointly retain an accounting firm that is nationally recognized in the United States (the “Accountant”). Accountant shall decide (A) as to whether Seller’s objections are unreasonable and (B) as to the resolution of Seller’s objections as are reasonable, shall be final; provided that such Accountant’s decision shall be consistent with the Cost Segregation Consultant Report referred to above. Purchaser, Seller and their respective Affiliates shall use the allocation in the schedule, as modified by the negotiations of Seller and Purchaser and by the resolutions of Accountant for all federal income Tax purposes and shall not file any Tax Returns inconsistent with such allocation.

(e)    No Tax-Exempt Controlled Entity. So long as Seller and its Affiliates own an interest greater than 10% in Purchaser, Seller’s and its Affiliates’ ownership shall not cause Purchaser to be a “tax-exempt controlled entity” within the meaning of Code Section 168(h)(6)(F)(iii)(I).
ARTICLE 5
CONDITIONS TO CLOSING; TERMINATION
5.1    Conditions Precedent to Each Party’s Obligations to Close. The obligations of the parties to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by both parties in their sole discretion):
(a)    No Violations. The consummation of the transactions contemplated hereby shall not violate any applicable Governmental Rule.
(b)    No Adverse Proceeding. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or Governmental Authority challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

(c)    No Termination. This Agreement shall not have been terminated pursuant to Section 5.4.
(d)    Other Conditions Precedent to Closing to Each Party’s Obligations. The conditions precedent, if any, set forth on Appendix B-3 shall have been satisfied.
5.2    Conditions Precedent to Obligations of Purchaser to Close. The obligations of Purchaser to proceed with the Closing under this Agreement with respect to the purchase of the Acquired Interests are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Purchaser in Purchaser’s sole discretion):
(a)    Representations and Warranties. The representations and warranties of Seller set forth in Article 2 shall be true and correct at and as of the Closing Date as if made at and as of such date (other than any representations or warranties that are made as of a specific date, which shall be true and correct as of such date), except to the extent that (i) Seller has delivered to Purchaser any Updated Disclosure Schedules and (ii) Purchaser has specifically agreed in writing that such Updated Disclosure Schedules shall be deemed to cure a breach of any representation or warranty, in each case of clauses (i) and (ii) in accordance with Section 4.1(c).
(b)    Performance and Compliance. Seller shall have performed, in all material respects, all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing.
(c)    Material Contracts. Each of the Material Contracts shall be in full force and effect and shall not have been amended, waived (in whole or in part), supplemented or otherwise modified in any manner that has a Material Impact without the prior written approval of Purchaser (which approval shall not be unreasonably withheld or delayed). For the avoidance of doubt, the Transmission Sharing Agreements may be amended without Purchaser’s consent in order to correct the descriptions in Exhibit A thereto of the applicable Project Company’s current transmission positions.
(d)    Certificate of Seller. Purchaser shall have received a certificate of Seller dated the date of the Closing confirming the matters set forth in Sections 5.2(a), (b) and (c) in a form reasonably acceptable to Purchaser.
(e)    Good Standing Certificate. Purchaser shall have received a good standing certificate of Seller, each Subsidiary Transferor and Guarantor, in each case issued by the secretary of state of the state or provincial authority of the province (as applicable) of its formation.
(f)    Satisfactory Instruments. All instruments and documents reasonably required on the part of Seller and any Subsidiary Transferor to effectuate and consummate the transactions contemplated hereby shall be delivered to Purchaser and shall be in form and substance reasonably satisfactory to Purchaser.

(g)    Other Conditions Precedent to Purchaser’s Obligation to Close. The conditions precedent, if any, set forth in Appendix B-4 shall have been satisfied or waived in whole or in part by Purchaser in Purchaser’s sole discretion.
5.3    Conditions Precedent to the Obligations of Seller to Close. The obligations of Seller to proceed with the Closing hereunder with respect to Seller’s sale of the Acquired Interests are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller in its sole discretion):
(a)    Final Base Purchase Price. Purchaser shall have transferred (or caused to be transferred) in immediately available funds the Final Base Purchase Price pursuant to, in accordance with and into the account or accounts designated in, Part I of Appendix B.
(b)    Representations and Warranties. The representations and warranties set forth in Article 3 shall be true and correct in all material respects (unless such representation or warranty is qualified by the words “material,” “Material Adverse Effect,” or words of similar import, in which case such representation or warranty shall be true and correct as so qualified) at and as of the Closing Date as if made at and as of such date (other than any representations or warranties that are made as of a specific date, which shall be true and correct as of such date).
(c)    Performance and Compliance. Purchaser shall have performed all of the covenants and complied, in all material respects, with all the provisions required by this Agreement to be performed or complied with by it on or before the Closing.
(d)    Certificate of Purchaser. Seller shall have received a certificate of Purchaser dated the date of the Closing confirming the matters set forth in Sections 5.3(b) and (c) in a form reasonably acceptable to Seller.
(e)    Satisfactory Instruments. All instruments and documents required on the part of Purchaser (or, if applicable, Subsidiary Transferee) to effectuate and consummate the transactions contemplated hereby shall be delivered to Seller and shall be in form and substance reasonably satisfactory to Seller.
(f)    Other Conditions Precedent to Seller’s Obligation to Close. The conditions precedent, if any, set forth in Appendix B-5 shall have been satisfied or waived in whole or in part by Seller in Seller’s sole discretion.
5.4    Termination. If the Closing Date is not the date of this Agreement, the following termination provisions shall be applicable:
(a)    By the Parties. This Agreement may be terminated at any time by mutual written consent of Purchaser and Seller.
(b)    By Either Purchaser Or Seller. This Agreement may be terminated at any time prior to the Closing by either Seller or Purchaser, if (i) a Governmental Approval required to be obtained as set forth on Part VII of Appendix B shall have been denied and all appeals of such denial have been taken and have been unsuccessful, (ii) one or more courts of competent jurisdiction in the United States or Canada (as applicable), any state, provincial or any other applicable jurisdiction has issued an order permanently restraining, enjoining, or otherwise prohibiting the Closing, and such order has become final and non-appealable, or (iii) the Closing has not occurred by the Outside Closing Date.
(c)    Other Termination Rights. This Agreement may be terminated at any time prior to the Closing by the applicable party if and to the extent permitted in Part V of Appendix B.
(d)    Termination Procedure. In the event of termination of this Agreement by either or both parties pursuant to this Section 5.4, written notice thereof will forthwith be given by the terminating party to the other party and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any party. If this Agreement is terminated as permitted by this Section 5.4, such termination shall be without liability of any party (or its Affiliates or any stockholder, director, officer, employee, agent, consultant or representative of such party or its Affiliates) to any other party to this Agreement; provided that (i) the foregoing will not relieve any party for any liability for willful and intentional material breaches of its obligations hereunder occurring prior to such termination and (ii) except as specifically set forth herein, nothing in this Agreement shall derogate from the provisions of the Purchase Rights Agreement, which agreement shall remain in full force and effect after termination of this Agreement.
ARTICLE 6
REMEDIES FOR BREACHES OF THIS AGREEMENT
6.1    Indemnification.
(a)    By Seller. Subject to the limitations set forth in this Article 6 and Section 7.15, from and after the Closing, Seller agrees to indemnify and hold harmless Purchaser and Purchaser’s Affiliates together with their respective directors, officers, managers, employees and agents (each a “Purchaser Indemnified Party”) from and against any and all Losses that any Purchaser Indemnified Party incurs by reason of or in connection with any of the following circumstances:

(i)
Any breach by Seller of any representation or warranty made by it in Article 2 (subject to any Updated Disclosure Schedules delivered pursuant to Section 4.1(c) that are deemed to cure a breach of any representation or warranty in accordance with the last sentence of Section 4.1(c)) or any breach or violation of any covenant, agreement or obligation of Seller or Guarantor contained herein; and

(ii)	As set forth in Part VI of Appendix B.
(b)    By Purchaser. Subject to the limitations set forth in this Article 6 and Section 7.15, from and after the Closing Purchaser agrees to indemnify and hold harmless Seller and Seller’s Affiliates together with their respective directors, officers, managers, employees and agents (each a “Seller Indemnified Party”) from and against any and all Losses that any Seller Indemnified Party incurs by reason of or in connection with any of the following circumstances:

(i)	Any breach by Purchaser of any representation or warranty made by it in Article 3 or any breach or violation of any covenant, agreement or obligation of Purchaser contained herein; and

(ii)	As set forth in Part VI of Appendix B.
6.2    Limitations on Seller’s or Purchaser’s Indemnification.
(a)    Minimum Limit on Claims. A party required to provide indemnification under this Article 6 (an “Indemnifying Party”) shall not be liable under this Article 6 to an Indemnified Party for any Claim for breach of any representation or warranty unless and until the aggregate amount of all Claims for which it would, in the absence of this provision, be liable exceeds the Basket Amount, and in such event the Indemnified Party will be liable for the amount of all Claims, including the Basket Amount; provided that the foregoing limitation shall not apply in the case of actual fraud by the Indemnifying Party.
(b)    Maximum Limit on Claims.

(i)
Limitation on Seller’s Liability. Seller’s maximum aggregate liability for Claims for breaches of representations and warranties under this Agreement is limited to Seller’s Maximum Liability set forth in Part VI of Appendix B; provided that the Seller’s Maximum Liability will not apply to any Claim based on (A) actual fraud or (B) any breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.5, 2.6, 2.9 and 2.11.

(ii)
Limitation on Purchaser’s Liability. Purchaser’s maximum aggregate liability for Claims for breaches of representations and warranties under this Agreement is limited to Purchaser’s Maximum Liability set forth in Part VI of Appendix B; provided that the Purchaser’s Maximum Liability will not apply to any Claim based on (A) actual fraud or (B) any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.5 and 3.11.

(c)    Time Limit for Claims. No Indemnified Party may make a Claim for indemnification under Section 6.1 in respect of any Claim unless notice in writing of the Claim, incorporating a statement setting out in reasonable detail the grounds on which the Claim is based, has been given by the Indemnified Party prior to the expiration of the applicable Survival Period as set forth in Part VI of Appendix B.
6.3    Reimbursements; Refunds.

(a)    Right of Reimbursement. The amount of Losses payable under Section 6.1 by an Indemnifying Party shall be net of (i) any amounts recovered by the Indemnified Party under applicable insurance policies or from any other Person responsible therefor, and (ii) any Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Losses. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person responsible for any Losses subsequent to an indemnification payment by the Indemnifying Party and such amounts would result in a duplicative recovery, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.
(b)    Other Refund Obligations. In addition to the obligations set forth in Section 6.3(a), the applicable Indemnified Party shall be obligated to reimburse or refund to the Indemnifying Party for payments made by it to such Indemnified Party under this Article 6 as set forth in Part VI of Appendix B.
6.4    Right to Control Proceedings for Third Party Claims.
(a)    If a third party shall notify any party with respect to any matter that may give rise to a Claim (a “Third Party Claim”), the Indemnified Party must give notice to the Indemnifying Party of the Third Party Claim (a “Third Party Claim Notice”) within twenty (20) Business Days after it becomes aware of the existence of the Third Party Claim and that it may constitute a Third Party Claim. The Indemnified Party’s failure to give a Third Party Claim Notice in compliance with this Section 6.4(a) of any Third Party Claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which it may have to the Indemnified Party unless, and solely to the extent that, the failure to give such notice materially and adversely prejudiced the Indemnifying Party.
(b)    The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume control of the defense of any Third Party Claim with the Indemnifying Party’s own counsel, in each case at the Indemnifying Party’s own cost and expense (provided that prior to assuming control of such defense, the Indemnifying Party must acknowledge its indemnity obligations under this Article 6), and the Indemnified Party shall cooperate in good faith in such defense. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with separate counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof; provided that in such event the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim, (ii) if such Third Party Claim would reasonably be expected to be materially detrimental to the business, reputation or future prospects of any Indemnified Party or (iii) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest. If the Indemnifying Party (i) fails to promptly notify the Indemnified Party in writing of its election to defend or fails to acknowledge its indemnity obligations under this Article 6 as provided in this Agreement, (ii) elects not to defend (or compromise at its sole cost and expense) such Third Party Claim, (iii) has elected to defend such Third Party Claim but fails to promptly and diligently pursue the defense such Third Party Claim, (iv) otherwise breaches any of its obligations under this Article 6 or (v) as set forth on Schedule 6.4(b) hereto, or if the Third Party Claim is reasonably expected by the Indemnified Party to result in a payment obligation on the Indemnified Party in an amount that exceeds the maximum indemnification then available to the Indemnified Party pursuant to this Article 6, then the Indemnifying Party shall not be entitled to assume or maintain control of the defense of such Third Party Claim and the Indemnified Party may (by written notice to the Indemnifying Party) assume control of such defense (in which case the Indemnifying Party shall pay the fees and expenses of counsel retained by the Indemnified Party) and/or compromise such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim.
(c)    Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into any settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 6.4(c). If a firm offer is made to settle a Third Party Claim that (i) does not (A) result in any liability or create any financial or other obligation on the part of the Indemnified Party or (B) result in the loss of any right or benefit on the part of any Indemnified Party, (ii) does not impose injunctive or other equitable relief against any Indemnified Party, and (iii) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim, and the Indemnifying Party desires to accept and agree to such firm offer, then the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within twenty (20) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim, and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer within such twenty (20) day period and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.4(b), it may settle the Third Party Claim; provided that if the settlement is made without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party shall have no indemnity obligation pursuant to this Article 6 with respect to such Third Party Claim.
6.5    Mitigation; Treatment of Indemnification.
(a)    The Indemnified Party shall use commercially reasonable efforts to mitigate all Losses relating to a Claim for which indemnification is sought under this Article 6.
(b)    All indemnification payments under this Article 6 shall be deemed adjustments to the Purchase Price.
6.6    Exclusive Remedy. Each of Seller and Purchaser acknowledges and agrees that, should the Closing occur, and excluding liability for actual fraud, the foregoing indemnification provisions of this Article 6 and the provisions of Section 7.16 shall be the sole and exclusive remedy of Seller and Purchaser with respect to any misrepresentation, breach of warranty, covenant or other agreement (other than any Post-Closing Purchase Price Adjustment or Grady Payment set forth in Part I of Appendix B) or other claim arising out of this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, each of Purchaser and Seller covenants to the other party that, in respect of any matters under or contemplated in this Agreement, it will not make any Claim whatsoever against any Affiliate (other than Guarantor) of the other party or the directors, officers, managers, shareholders, member, controlling persons, employees and agents of any of the foregoing, in each case in their capacities as such, and its rights in respect of any such Claim for breach of any provision of this Agreement are limited solely to such rights as it may have against Seller (and Guarantor) or Purchaser, as the case may be, under this Agreement.
ARTICLE 7
MISCELLANEOUS
7.1    Guarantee. Guarantor hereby guarantees the due, prompt and faithful payment, performance and discharge by Seller of, and the compliance by Seller with, all of the covenants, agreements, obligations, undertakings and liabilities of Seller under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance, discharge and compliance hereunder.
7.2    Entire Agreement. This Agreement and the Schedules and Appendices hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, undertakings, representations and warranties between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.
7.3    Notices. All notices, requests, demands and other communications hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission) and shall be deemed to have been duly given if personally delivered, telefaxed (with confirmation of transmission), e-mailed (so long as confirmation of receipt is requested and received) or, if mailed, when mailed by United States first-class or Canadian Lettermail or Letter-post (as the case may be), certified or registered mail, postage prepaid, or by any international or national overnight delivery service, to the recipient party at the addresses as set forth in Part VII of Appendix B (or at such other address as shall be given in writing by any party to such other party). All such notices, requests, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
7.4    Successors and Assigns.
(a)    No party shall assign this Agreement or any of its rights or obligations herein without the prior written consent of each other party, in its sole discretion. Subject to the foregoing, this Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)    Notwithstanding Section 7.4(a), (i) Seller may assign this Agreement without the consent of the Purchaser as specified in Part VII of Appendix B and (ii) from and after Closing, Purchaser may assign its rights pursuant to Article 6 to Subsidiary Transferee without the consent of any other party.
7.5    Jurisdiction; Service of Process; Waiver of Jury Trial.
(a)    EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)    Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement (hereafter, a “Dispute”) shall be finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under the AAA Commercial Arbitration Rules, including the Procedures for Large, Complex Commercial Disputes (the “Rules”) then in force to the extent such Rules are not inconsistent with the provisions of this Agreement. The party commencing arbitration shall deliver to the party or parties against whom a claim is made a written notice of intent to arbitrate (a “Demand”) in accordance with Rule R-4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq.

(i)
Selection of Arbitrators. Disputes shall be resolved by a panel of three independent and impartial arbitrators (the “Arbitrators”). The party or parties initiating the arbitration shall appoint an arbitrator in its Demand; the responding party or parties shall appoint an arbitrator in its answering statement, which is due thirty (30) days after receipt of the Demand. If any party fails or refuses to timely nominate an arbitrator within the time permitted, such arbitrator shall be appointed by the AAA from individuals with significant experience in renewable energy projects from its Large, Complex Commercial Case Panel. Within thirty (30) days after the appointment of the second arbitrator, the two party-appointed arbitrators shall appoint the third arbitrator, who shall act as the chair of the arbitration panel. If the two party-appointed arbitrators fail or refuse to appoint the third arbitrator within such thirty (30)-day period, the third arbitrator shall be appointed by the AAA from individuals with significant experience in renewable energy projects from its Large, Complex Commercial Case Panel in accordance with Rule R-12. The Arbitrators, acting by majority vote, shall resolve all Disputes.

(ii)	Confidentiality. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the parties.

(iii)
Place of Arbitration. The place of arbitration shall be New York, New York. Any action in connection therewith shall be brought in the United States District Court for the Southern District of New York or, if that court does not have jurisdiction, any New York state court in New York County. Each party consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each party further agrees to accept service of process out of any of the before mentioned courts in any such Dispute by registered or certified mail addressed to the party at the address set forth in Part VII of Appendix B.

(iv)
Conduct of the Arbitration. The arbitration shall be conducted in accordance with the Rules and in a manner that effectuates the parties’ intent that Disputes be resolved expeditiously and with minimal expense. The Arbitrators shall endeavor to commence the arbitration hearing within one hundred eighty (180) days of the third arbitrator’s appointment.

(v)
Interim Relief. Each party may apply to the Arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Each party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the Arbitrators’ determination of the merits of the controversy).

(vi)
Discovery. The Arbitrators, upon a showing of good cause, may require and facilitate such limited discovery as it shall determine is appropriate in the circumstances, taking into account the needs of the parties, the burden on the parties, and the desirability of making discovery limited, expeditious, and cost-effective. The Arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed in discovery.

(vii)
Arbitration Award. The Arbitrators shall endeavor to issue a reasoned, written award within thirty (30) days after the conclusion of the arbitration hearing. The Arbitrators shall have the authority to assess some or all of the costs and expenses of the arbitration proceeding (including the Arbitrators’ fees and expenses) against any party. The Arbitrators shall also have the authority to award attorneys’ fees and expenses to the prevailing party or parties. In assessing the costs and expenses of the arbitration and/or awarding attorneys’ fee and expenses, the Arbitrators shall consider the relative extent to which each party has prevailed on the disputed issues and the relative importance of those issues. The limitations of Section 7.15 shall apply to any award by the Arbitrators.
7.6    Headings; Construction; and Interpretation. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Except as otherwise expressly provided, the rules of construction set forth in Appendix A-2 shall apply to this Agreement. The parties agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
7.7    Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
7.8    Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.
7.9    No Other Beneficiaries. This Agreement is being made and entered into solely for the benefit of Purchaser and Seller, and neither Purchaser nor Seller intends hereby to create any rights in favor of any other Person as a third party beneficiary of this Agreement or otherwise.
7.10    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction specified in Part VII of Appendix B.
7.11    Schedules. References to a Schedule shall include any disclosure expressly set forth on the face of any other Schedule even if not specifically cross-referenced to such other Schedule to the extent that the relevance of such matter is reasonably apparent on the face thereof. The fact that any item of information is contained in a Schedule (including an Updated Disclosure Schedule) shall not be construed as an admission of liability under any Governmental Rule, or to mean that such information is material. Such information shall not be used as the basis for interpreting the term “material”, “materially,” “Material Impact,” or any similar qualification in this Agreement.
7.12    Limitation of Representation and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 2, SELLER HAS NOT

MADE AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, OF ANY KIND OR NATURE, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED INTERESTS, SELLER OR SELLER AFFILIATES, TOPCO OR TOPCO’S SUBSIDIARIES (INCLUDING THE PROJECT COMPANIES), THE WIND PROJECTS, THE TRANSMISSION PROJECT OR THE SUBJECT MATTER OF THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE 2, THE ACQUIRED INTERESTS ARE BEING CONVEYED “AS IS” IN ALL RESPECTS, AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF FITNESS, MERCHANTABILITY OR SUITABILITY FOR A PARTICULAR PURPOSE. Purchaser acknowledges that, except as expressly provided in Article 2 of this Agreement, Seller has not made, and Seller hereby expressly disclaims and negates, and Purchaser hereby expressly waives, any other representation or warranty, express, implied, at common law, by statute or otherwise relating to the Acquired Interests, Seller or Seller Affiliates, Topco or Topco’s Subsidiaries (including the Project Companies), the Wind Projects, the Transmission Project or this Agreement.
7.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. A facsimile or electronically imaged version of this Agreement may be executed by one or more parties hereto and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or “PDF” electronic mail pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.
7.14    Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
7.15    Limit on Damages. Each party hereto acknowledges and agrees that no party shall be liable to the other party for any punitive damages (except to the extent paid to a third party in respect of a Third Party Claim) or damages that were not reasonably foreseeable.
7.16    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts and other bodies specified in Section 7.5, in addition to any other remedy to which they are entitled at law or in equity.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first above written.

PATTERN ENERGY GROUP INC. By: ___/s/_Dyann Blaine________________ Its: ___Vice President__________________

[Signature Page to Purchase and Sale Agreement]

PATTERN RENEWABLES LP By: ____/s/_Amy Smolen______________ Its: _____Vice President_______________

[Signature Page to Purchase and Sale Agreement]

Solely for purposes of Section 7.1:

PATTERN ENERGY GROUP LP

By:    _____/s/_Dyann Blaine_____________
Its:    ______Vice President______________

[Signature Page to Purchase and Sale Agreement]

Appendix A-1: General Definitions
“AAA” shall have the meaning set forth in Section 7.5(b).
“Accountant” shall have the meaning set forth in Section 4.2(d)(ii).
“Acquired Entities” means Topco and its Subsidiaries.
“Acquired Interests” shall have the meaning set forth in the recitals, as more fully described in Part I of Appendix C.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 50% or more of the equity interest in the Person specified or 50% or more of any class of voting securities of the Person specified; provided that notwithstanding the foregoing (a) Purchaser and its Subsidiaries shall not be deemed to be Affiliates of Seller and (b) Seller and its Affiliates (other than Purchaser and its Subsidiaries) shall not be deemed to be Affiliates of Purchaser.
“Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Arbitrators” shall have the meaning set forth in Section 7.5(b).
“Assignment Agreement” means that certain Assignment and Assumption of Broadview MIPA, dated on or around the Closing Date, by and between Seller, as assignor, and Purchaser, as assignee, substantially in the form attached hereto as Exhibit A.
“Authorization” means any authorization, consent, approval, waiver, exception, variance, order, franchise, permit, license or exemption issued by any Governmental Authority, including filing, report, registration, notice, application, or other submission to or with any Governmental Authority.
“Back-Leverage Financing Documents” means the Financing Documents (as defined in the Broadview Back-Leverage Loan Agreement) and the Financing Documents (as defined in the Western Interconnect Loan Agreement).
“Basket Amount” shall have the meaning set forth in Part VI of Appendix B.
“BEJN Wind Project” shall have the meaning set forth in the recitals to this Agreement, and is more particularly described in Part II of Appendix C of the Agreement.
“BEKW Wind Project” shall have the meaning set forth in the recitals to this Agreement, and is more particularly described in Part II of Appendix C of the Agreement.
“Books and Records” means books, Tax Returns, contracts, commitments, and records of a Person.
“Broadview Back-Leverage Loan Agreement” shall have the meaning set forth in Part III of Appendix D.

App. A-1 - 1

“Broadview B Member” means Broadview B Member LLC, a Delaware limited liability company.
“Broadview Construction Loan Agreement” shall have the meaning set forth in Part III of Appendix D.
“Broadview Holdco” means Broadview Energy Holdings LLC, a Delaware limited liability company.
“Broadview MIPA” means that certain Membership Interest Purchase Agreement, dated as of June 18, 2015 (as amended by that certain Amendment No. 1 to the Membership Interest Purchase Agreement dated as of June 30, 2015, the Broadview Provisions of the Grady MIPA, and that certain Second Amendment to the Broadview Membership Interest Purchase Agreement dated as of March 31, 2016), by and between Seller, as buyer, and Broadview Energy, LLC, as seller.
“Broadview Provisions” means the definition of “Estimated Production (Seller)” in Section 1.1 of the Grady MIPA and Sections 2.3(d)(i), 7.10 and 7.14 of the Grady MIPA.
“Broadview Subordinated Construction Loan Agreement” shall have the meaning set forth in Part III of Appendix D.
“Build-Out Agreement” means that certain Build-Out Agreement, dated as of the date hereof, by and among Broadview Energy JN, LLC, Broadview Energy KW, LLC, and Seller.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized to be closed in New York, New York.
“Claim” means a claim by an Indemnified Party for indemnification pursuant to Section 6.1.
“Class A Equity Investors” shall have the meaning set forth in the ECCA.
“Class A Investor Payout” shall have the meaning set forth in the ECCA.
“Class A Members” shall have the meaning set forth in the ECCA.
“Closing” shall have the meaning set forth in Section 1.4.
“Closing Date” means the date a Closing occurs.
“Closing Purchase Price Adjustment” shall have the meaning set forth in Part I of Appendix B.
“Closing Sale Model” shall have the meaning set forth in Part I of Appendix B.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Completion Adjustment” shall have the meaning set forth in Part I of Appendix B.
“Completion Adjustment Date” shall have the meaning set forth in Part I of Appendix B.

App. A-1 - 2

“Consents” shall have the meaning set forth in Section 2.5.
“Construction Loan Agreements” means the Broadview Construction Loan Agreement, the Broadview Subordinated Construction Loan Agreement and the Western Interconnect Loan Agreement.
“Cost Segregation Consultant Report” shall have the meaning set forth in Part II of Appendix D.
“Deficit Account Caps” means, collectively, the Allianz Class A Deficit Account Cap, the Capital One Class A Deficit Account Cap, the JPM Class A Deficit Account Cap, the RBC Class A Deficit Account Cap and the Class B Deficit Account Cap, in each case as set forth on Exhibit B to the Project Agreement.
“Deficit Amount” shall have the meaning set forth in Part I of Appendix B.
“Delayed Turbine Adjustment” shall have the meaning set forth in Part I of Appendix B.
“Delayed Turbine Adjustment Date” shall have the meaning set forth in Part I of Appendix B.
“Demand” shall have the meaning set forth in Section 7.5(b).
“Dispute” shall have the meaning set forth in Section 7.5(b).
“Dollars” or “$” means the lawful currency of the United States of America or Canada, as identified in Part I of Appendix B in the definition of Currency.
“ECCA” shall have the meaning set forth in Part IV of Appendix D.
“Execution Date” shall have the meaning set forth in the ECCA.
“FERC” means the Federal Energy Regulatory Commission and any successor thereto.
“Final Base Purchase Price” shall have the meaning set forth in Part I of Appendix B.
“Funding Date” shall have the meaning set forth in the ECCA.
“Further Revised Sale Model” shall have the meaning set forth in Part I of Appendix B.
“GAAP” means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.
“Governmental Approval” means all permits, licenses, approvals, orders, determinations, variances, exceptions, exemptions, and authorizations of, and filing and registrations with, any Governmental Authority, NERC (or any regional entity thereunder) or any applicable “Regional Transmission Organization” or “Independent System Operator” designated by FERC.
“Governmental Authority” means any federal or national, state, provincial, county, municipal or local government or regulatory or supervisory department, body, political subdivision, commission,

App. A-1 - 3

agency, instrumentality, ministry, court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) having jurisdiction over the matter or Person in question.
“Governmental Rule” means, with respect to any Person, any applicable law, statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, injunction or writ issued by any Governmental Authority.
“Grady COD” shall have the meaning set forth in the Transmission Development Agreement.
“Grady MIPA” means that certain Membership Interest Purchase Agreement dated as of October 20, 2015 by and among Seller, as buyer, Broadview Energy, LLC, as seller, and National Renewable Solutions, LLC, as sponsor, as amended by that certain First Amendment to the Grady Membership Interest Purchase Agreement dated as of March 31, 2016.
“Grady Payments” shall have the meaning set forth in Part I of Appendix B.
“Grady Phase” shall have the meaning set forth in Part I of Appendix B.
“Grady Phase COD” shall have the meaning set forth in Part I of Appendix B.
“Grady Project” shall have the meaning set forth in the Transmission Development Agreement.
“Grady Transmission Rights” shall have the meaning set forth in Part I of Appendix B.
“GRT Price Adjustment” shall have the meaning set forth in Part I of Appendix B.
“Guarantor” shall have the meaning set forth in the preamble to this Agreement.
“Holdco” means Broadview Finance Company LLC, a Delaware limited liability company.
“Indemnified Party” means either a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.
“Indemnifying Party” shall have the meaning set forth in Section 6.2(a).
“Initial Base Purchase Price” shall have the meaning set forth in Part I of Appendix B.
“Knowledge” means (a) with respect to Seller, the actual knowledge of the persons identified in Part VII of Appendix B, and (b) with respect to Purchaser, the actual knowledge of the persons identified in Part VII of Appendix B.
“LC Reimbursement Agreement” shall have the meaning set forth in Part I of Appendix D.
“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a

App. A-1 - 4

vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loss” means any and all losses (including loss of profit and loss of expected profit), claims, actions, liabilities, damages, expenses, diminution in value or deficiencies of any kind or character including all interest and other amounts payable to third parties, all liabilities on account of Taxes and all reasonable legal fees and expenses and other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.
“Material Contracts” means each contract, agreement or instrument to which Topco or any of its Subsidiaries is a party or by which Topco or any of its Subsidiaries (including, from and after the Closing, the Purchaser and its Affiliates), or any of their respective assets, is bound (or in the case of the Purchaser and its Affiliates, after the Closing will be bound) that is material in the context of the Project Companies, the Wind Projects, the Transmission Project or the Acquired Interests, including without limitation any (a) partnership, joint venture, or other similar agreement or arrangement; (b) contract containing covenants materially limiting the freedom of Topco or any of its Subsidiaries (or, from and after the Closing, the Purchaser and its Affiliates) from competing in any line of business or in any geographic area; (c) Tax Equity Document (as defined in the ECCA); (d) Principal Project Document (as defined in the ECCA); (e) Project Document (as defined in the Western Interconnect Loan Agreement); (f) LC Document (as defined in the LC Reimbursement Agreement) and (g) material contract that was not entered into in the ordinary course of business consistent with past practices; except in each case of clauses (a) through (f) for change orders to the Turbine Supply Agreements, the Transformer Purchase Agreements, or the BOP Contracts (as defined in the ECCA) or the EPC Contract (as defined in the Western Interconnect Loan Agreement) that do not amend or modify any warranty or rights or obligations of the Project Companies under such Turbine Supply Agreements, Transformer Purchase Agreements, BOP Contracts, or EPC Contract that could reasonably be expected to be material to the operation or maintenance of the Wind Projects or the Transmission Project.
“Material Impact” means any impact, effect or result that is material and adverse to the Wind Projects, the Transmission Project, and Topco and its Subsidiaries, taken as a whole, or the ownership of the Acquired Interests.
“Method of Calculation” shall have the meaning set forth in Part I of Appendix B.
“NERC” means the North American Electric Reliability Corporation and any successor thereto.
“Organization Documents” means, with respect to (a) any corporation, its articles or certificate of incorporation and by-laws, (b) any limited partnership, its certificate of limited partnership and its partnership agreement, (c) any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement, or (d) documents of similar substance.
“Outside Closing Date” shall have the meaning set forth in Part III of Appendix B.

App. A-1 - 5

“Pattern Back-Leverage Funding Agreement” shall have the meaning set forth in Part IV of Appendix D.
“Permitted Lien” means: (a) a charge or lien arising in favor of a Governmental Authority by operation of statute unless there is default in payment of money secured by that charge or lien; (b) any lien for Taxes not yet due or delinquent or being contested in good faith; (c) any mechanics’, workmen’s or other like lien arising in the ordinary course of business; (d) any retention of title arrangement undertaken in the ordinary course of business; (e) any lien, deposit or pledge existing on the date of the Agreement or the Closing Date with regard to the Acquired Interests, any Subsidiary of Topco, any Seller Affiliate or any of their assets disclosed in the disclosure schedules to this Agreement; (f) defects, easements, rights of way, restrictions, irregularities, encumbrances (other than for borrowed money) and clouds on title and statutory liens that do not (and upon enforcement thereof will not) materially impair the value or use by any of Topco’s Subsidiaries of the real property rights affected or are otherwise listed in the Title Policy identified in Part II of Appendix D; (g) liens, deposits or pledges arising out of judgments or awards so long as enforcement of any such lien has been stayed and an appeal or proceeding for review is being prosecuted in good faith and in connection with which security has been provided or are fully covered by insurance; or (h) any Additional Permitted Lien.
“Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, trust, business trust, estate, joint venture, unincorporated association, limited liability company, cooperative, Governmental Authority or other entity.
“Post-Closing Purchase Price Adjustment” shall have the meaning set forth in Part I of Appendix B.
“Power Purchase Agreements” shall have the meaning set forth in Part I of Appendix D.
“Power Purchaser” shall have the meaning set forth in Part I of Appendix D.
“Project Agreement” shall have the meaning set forth in Part IV of Appendix D.
“Project Companies” shall have the meaning set forth in the recitals to this Agreement, and is more particularly described in Part I of Appendix C of the Agreement.
“PSA Consent” means that certain Consent and Agreement (Purchase and Sale Agreement), dated as of the date hereof, by and among Seller, Purchaser, Guarantor, Broadview Energy Project Finco LLC, Western Interconnect LLC, PWI Holdings, Broadview Finance Company LLC, the Collateral Agent (as defined in the Broadview Construction Loan Agreement), the Collateral Agent (as defined in the Western Interconnect Loan Agreement) and the Collateral Agent (as defined in the Broadview Subordinated Construction Loan Agreement).
“Purchase Price” shall have the meaning set forth in Part I of Appendix B.
“Purchase Rights Agreement” means that certain Purchase Rights Agreement dated as of October 2, 2013 by and among Guarantor, Purchaser and, solely with respect to Article IV thereof, Pattern

App. A-1 - 6

Energy Group Holdings LP and Pattern Energy GP LLC, as such agreement is amended, modified or supplemented in accordance with its terms.
“Purchaser” shall have the meaning set forth in the preamble to this Agreement.
“Purchaser Indemnified Party” shall have the meaning set forth in Section 6.1(a).
“Purchaser’s Maximum Liability” shall have the meaning set forth in Part VI of Appendix B.
“Purchaser’s Signing Date Deliverables” shall have the meaning set forth in Part II of Appendix B.
“PWI Holdings” means Pattern Western Interconnect Holdings LLC, a Delaware limited liability company.
“Revised Sale Model” shall have the meaning set forth in Part I of Appendix B.
“Rules” shall have the meaning set forth in Section 7.5(b).
“Sale Model” shall have the meaning set forth in Part I of Appendix B.
“Sale Model Adjustment” shall have the meaning set forth in Part I of Appendix B.
“Securities Act” shall have the meaning set forth in Section 2.10.
“Seller” shall have the meaning set forth in the preamble to this Agreement.
“Seller Affiliates” shall have the meaning set forth in Part I of Appendix C.
“Seller Indemnified Party” shall have the meaning set forth in Section 6.1(b).
“Seller’s Maximum Liability” shall have the meaning set forth in Part VI of Appendix B.
“Seller’s Signing Date Deliverables” shall have the meaning set forth in Part II of Appendix B.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
“Subsidiary Transferee” shall have the meaning set forth in Section 1.1, and is more particularly described in Part I of Appendix C.
“Subsidiary Transferor” shall have the meaning set forth in the recitals to this Agreement, and is more particularly described in Part I of Appendix C.
“Surplus Amount” shall have the meaning set forth in Part I of Appendix B.
“Survival Period” shall have the meaning set forth in Part VI of Appendix B.

App. A-1 - 7

“Tax” or “Taxes” means, collectively all federal, provincial, state and local or foreign income, estimated, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, transfer, capital stock and franchise or other taxes of any kind whatsoever (including interest, additions and penalties thereon).
“Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.
“Third Party Claim” shall have the meaning set forth in Section 6.4(a).
“Third Party Claim Notice” shall have the meaning set forth in Section 6.4(a).
“Topco” shall have the meaning set forth in Section 2.4.
“Transmission Development Agreement” means that certain Transmission Development Agreement, dated as of December 22, 2015, by and among Western Interconnect LLC, a Delaware limited liability company, Tres Amigas, LLC, a Delaware limited liability company, Seller, and PWI Holdings, as amended by that certain First Amendment to the Transmission Development Agreement dated as of June 30, 2016.
“Transmission Project” shall have the meaning set forth in the recitals to this Agreement, and is more particularly described in Part II of Appendix C of the Agreement.
“Transmission Services Agreements” shall have the meaning set forth in Part I of Appendix D.
“Transmission Sharing Agreements” shall have the meaning set forth in Part I of Appendix D.
“Updated Disclosure Schedule” shall have the meaning set forth in Section 4.1(c).
“Western Interconnect EPC Contract” shall have the meaning set forth in Part I of Appendix D.
“Western Interconnect Loan Agreement” shall have the meaning set forth in Part III of Appendix D.
“WI Entities” means PWI Holdings, Western Interconnect LLC, a Delaware limited liability company, and Western Interconnect Investments LLC, a Delaware limited liability company.
“Wind Projects” shall have the meaning set forth in the recitals to this Agreement.
“WI Pledgor” means WI Holdings Pledgor LLC.
1.1

App. A-1 - 8

APPENDIX A-2: RULES OF CONSTRUCTION

1.	The singular includes the plural and the plural includes the singular.

2.	The word “or” is not exclusive.

3.	A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.	A reference to a Person includes its successors and permitted assigns.

5.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include,” “includes” and “including” are not limiting and shall be deemed to mean “include, without limitation”, “includes, without limitation” or “including, without limitation”.

7.	A reference to an Article, Section, Exhibit, Schedule or Appendix is to the Article, Section, Exhibit, Schedule or Appendix of this Agreement unless otherwise indicated.

8.
Any reference to “this Agreement”, “hereof,” “herein” and “hereunder” and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.
Any reference to another agreement or document shall be construed as a reference to that other agreement or document as the same may have been, or may from time to time be, varied, amended, supplemented, substituted, novated, assigned or otherwise transferred.

10.	References to “days” shall mean calendar days, unless the term “Business Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

11.
This Agreement is the result of negotiations among, and has been reviewed by, Seller, Guarantor, Purchaser, and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of the parties thereto, and no ambiguity shall be construed in favor of or against Seller, Guarantor or Purchaser.

12.	The words “will” and “shall” shall be construed to have the same meaning and effect.

App. C - 1

APPENDIX B: TRANSACTION TERMS AND CONDITIONS

Broadview and Western Interconnect Transaction
I. Purchase Price
“Purchase Price”:	The Final Base Purchase Price, as adjusted for the Post-Closing Purchase Price Adjustments, plus the Grady Payments, if applicable.
“Initial Base Purchase Price”:	$268,593,000.00
“Final Base Purchase Price”:	The Initial Base Purchase Price, as adjusted for the Closing Purchase Price Adjustment.
“Method of Calculation”:	None
Currency:	US Dollar, and all references to Dollar or $ or USD$ shall refer to such currency.

App. B - 2

“Closing Purchase Price Adjustment”:
On the Closing Date the Initial Base Purchase Price will be adjusted to reflect the Sale Model Adjustment as described below.

“Sale Model Adjustment” means an increase or decrease, as the case may be, in the Initial Base Purchase Price payable at the Closing (i) necessary for the Purchaser to maintain under the Closing Sale Model (as defined below) the economic benefits to be received by Purchaser as reflected in the Sale Model, and (ii) subtracting, if applicable, the GRT Price Adjustment. The Sale Model Adjustment shall be determined as follows:

(1) Three (3) Business Days prior to the expected Closing Date or, if later, finalization of the Base Case Model (as defined in the ECCA) pursuant to Section 2.2(c) of the ECCA, Seller shall provide to Purchaser an updated Sale Model that shall reflect any changes since the date of this Agreement to the following (and not any other changes):

(A) the amounts reflected in the update of the Base Case Model pursuant to Section 2.2(c) of the ECCA with respect to (i) the items set forth in Exhibit B of the Project Agreement under the caption “Members, Capital Contributions, Etc.” (excluding the Deficit Account Caps and, for the avoidance of doubt, the amount of the capital contribution of Broadview B Member LLC) and (ii) items (i) and (j) of Annex 19 to the ECCA;
(B) preserving the Class A Investor Payout;
(C) the number of Wind Turbines (as defined in the ECCA) below one hundred forty-one (141) with respect to which the Independent Engineer (as defined in the ECCA) has delivered a certificate substantially in the form of Annex 12 to the ECCA on or prior to the expected Closing Date; and
(D) Any manifest errors in the Base Case Model corrected in accordance with Section 2.2(c) of the ECCA.

Separately, to the extent any New Mexico state gross receipts tax is determined in writing by the relevant taxing authorities after the date of this Agreement to be assessed (or, potentially in the case of a Post-Closing Purchase Price Adjustment, not to be assessed) on the transmission wheeling fees paid by the Project Companies under their Transmission Service Agreements, the GRT Price Adjustment will be calculated by: (i) revising the Sale Model solely to reflect the assessment of the state gross receipts tax on the transmission wheeling fees, (ii) updating the tax equity partnership parameters in such Sale Model pursuant to Section 2.2(c) of the ECCA but adjusting the input assumptions in such Sale Model solely for the gross receipts tax revision, (iii) reducing (or, potentially in the case of a Post-Closing Purchase Price Adjustment, increasing) the Initial Base Purchase Price by the amount necessary for the Purchaser to maintain under the Closing Sale Model the economic benefits to be received by Purchaser as reflected in the Sale Model, and (iv) multiplying such reduction (or increase, as applicable) by 50% (the amount resulting after clause (iv) being the “GRT Price Adjustment”).

App. B - 3

The updated Sale Model shall be accompanied by a proposed calculation of the Sale Model Adjustment, together with reasonably detailed supporting information with respect to such calculation and the nature of the changes to the Sale Model. Following delivery, Purchaser and Seller shall reasonably cooperate in a good faith effort to finalize the Sale Model Adjustment, and Seller shall provide to Purchaser any other information reasonably requested by Purchaser in connection therewith.

(2) As promptly as practicable, but in no event later than two (2) Business Days prior to the expected Closing Date, Purchaser shall notify Seller of its approval of Seller’s updated Sale Model and calculation of the Sale Model Adjustment (which approval shall not be unreasonably withheld or delayed) or, if Purchaser does not approve of such Sale Model or the Sale Model Adjustment, Purchaser’s reasonable objections thereto. If Purchaser does not approve the updated Sale Model or the Sale Model Adjustment, Seller and Purchaser shall meet and negotiate in good faith the appropriate updated Sale Model and Sale Model Adjustment in a manner consistent with the provisions of this Agreement and to allow for the consummation of the purchase of the Acquired Interests by the proposed Closing Date. In the event that Purchaser and Seller are not able to reach agreement by the expected Closing Date, the dispute shall be submitted for resolution as provided in Section 7.5. The updated Sale Model as determined herein shall be the “Closing Sale Model.”

“Sale Model” means the model agreed by Purchaser and Seller as of the date of this Agreement for the calculation of Topco’s economic benefits over a 25-year period from the Closing Date on an after-tax basis, assuming internal use of any tax benefits.

If the Sale Model Adjustment is positive, the Initial Base Purchase Price payable by Purchaser to Seller on the Closing Date will be increased by the amount of the Sale Model Adjustment.

If the Sale Model Adjustment is negative, the Initial Base Purchase Price payable by Purchaser to Seller on the Closing Date will be decreased by the amount of the Sale Model Adjustment.

App. B - 4

“Post-Closing Purchase Price Adjustment”:
After the Closing, the Final Base Purchase Price will be adjusted as follows: (A) (i) on the date any excess amounts in the Project Completion Account (as defined in the ECCA) are distributed to the Class B Member (as defined in the ECCA) pursuant to Section 5.02(f)(ii) of the Project Agreement or, if the amounts in such Project Completion Account are exhausted prior to the date Final Completion (as defined in the ECCA) occurs, the date of such Final Completion or (ii) on the date any excess amounts in the Completion Account (as defined in the Western Interconnect Loan Agreement) are distributed by PWI Holdings pursuant to Section 4.07(b)(i) of the Depository Agreement (as defined in the Western Interconnect Loan Agreement) or, if the amounts in such Completion Account are exhausted prior to the date Final Completion (as defined in the Western Interconnect EPC Contract) occurs, the date of such Final Completion (each such date, a “Completion Adjustment Date”), the amounts described in Item I below will be paid as an adjustment to the Final Base Purchase Price, and (B) if there are any Delayed Turbines, on the date the amounts in the Escrow Account (as defined in the ECCA) are released to the Class B Member pursuant to the Escrow Agreement (as defined in, and as amended pursuant to, the ECCA) and the Project Agreement in respect of such Delayed Turbines (the “Delayed Turbine Adjustment Date”), the amounts described in Item II below will be paid as an adjustment to the Final Base Purchase Price.

Item I: Completion Adjustment

“Completion Adjustment” means either:
(1) (A) the amount, if any, released to the Class B Member from the Project Completion Account (as defined in the ECCA) following achievement of Final Completion (as defined in the ECCA) in accordance with the ECCA or (B) the amount of distributions by PWI Holdings in accordance with the Depository Agreement (as defined in the Western Interconnect Loan Agreement) attributable to funds transferred from the Completion Account (as defined in the Western Interconnect Loan Agreement) (each such amount so released or distributed, the “Surplus Amount”); or
(2) (A) if the amounts on deposit in the Project Completion Account (as defined in the ECCA) are insufficient to (x) fund the actual costs and expenses (including the costs and expenses of or related to any Delayed Turbines (as defined in the ECCA)) necessary to achieve Final Completion (as defined in the ECCA) and (y) pay all Transaction Expenses (as defined in the ECCA), the aggregate amount of any such shortfall or (B) if the amounts on deposit in the Completion Account (as defined in the Western Interconnect Loan Agreement) are insufficient to fund the actual costs and expenses necessary to achieve Final Completion (as defined in the Western Interconnect EPC Contract), the aggregate amount of any such shortfall (each such shortfall, the “Deficit Amount”).
If the Completion Adjustment is an amount determined under clause (1), then the Surplus Amount shall be paid by Purchaser to Seller on the Completion Adjustment Date, and the Final Base Purchase Price will increase by the Surplus Amount. If the Completion Adjustment is an amount determined under clause (2), then the Deficit Amount shall be paid by Seller to Purchaser on the Completion Adjustment Date, and the Final Base Purchase Price will decrease by the Deficit Amount.

App. B - 5

Item II: Delayed Turbine Adjustment

“Delayed Turbine Adjustment” means the increase, if any, in the Final Base Purchase Price necessary for the Purchaser to maintain under the Revised Sale Model the economic benefits to be received by Purchaser as reflected in the Closing Sale Model, as expressed in a 25-year unlevered after-tax internal rate of return and after giving effect (a) to the release to the Class B Member of funds in the Escrow Account (as defined in the ECCA) in respect of all or a portion of such Delayed Turbines pursuant to the Escrow Agreement (as defined in, and as amended pursuant to, the ECCA) and the Project Agreement, or (b) to the reasonable value, if any, to the Purchaser reasonably expected to be derived from continued ownership of Delayed Turbines that were not funded by the Class A Equity Investors.

For purposes of determining the Delayed Turbine Adjustment, the Closing Sale Model shall be adjusted as follows:

(1)
Three (3) Business Days prior to the expected release of proceeds from the Escrow Account in respect of all or a portion of such Delayed Turbines, Seller shall provide to Purchaser an adjusted Closing Sale Model reflecting:

(A)
the number of Delayed Turbines that the Independent Engineer has certified to have achieved substantial completion;
(B)
The earliest date by which a Unit Commissioning Completion Certificate (as defined in the ECCA) has been received for each such Delayed Turbine and each such Delayed Turbine has been Placed in Service (as defined in the ECCA); and
(C)
the amount of funds released from the Escrow Account (as defined in the ECCA);

together with a calculation of the Delayed Turbine Adjustment and reasonably detailed supporting information with respect thereto.

(2)
As promptly as practicable, but in no event later than two (2) Business Days prior to the expected date of release of proceeds from the Escrow Account in respect of all or a portion of the Delayed Turbines, Purchaser shall notify Seller of its approval of Seller’s adjusted Closing Sale Model (which approval shall not be unreasonably withheld or delayed) or, if Purchaser does not approve of such model, Purchaser’s reasonable objections to Seller’s adjusted Closing Sale Model. If Purchaser does not approve the adjusted Closing Sale Model, Seller and Purchaser shall meet and negotiate in good faith the appropriate adjusted Closing Sale Model and Delayed Turbine Adjustment in a manner consistent with the provisions of this Agreement, and, if they cannot so agree within five (5) Business Days, the dispute shall be submitted for resolution as provided in Section 7.5. The updated Closing Sale Model as determined herein shall become the “Revised Sale Model.”

App. B - 6

If any of the Delayed Turbines were not funded by the Class A Equity Investors pursuant to the ECCA, but are owned by a Project Company (as contemplated by Section 2.6(a) of the ECCA), then Purchaser and Seller shall meet and negotiate in good faith for the adjustment to the Final Base Purchase Price contemplated by clause (b) of the definition of Delayed Turbine Adjustment that results in the Purchaser paying to Seller the reasonable value, if any, to Purchaser reasonably expected to be derived from such continued ownership of the Delayed Turbines based upon the expected production of such Delayed Turbines and the economic parameters of the Revised Sale Model (and appropriately taking into account any funding or credit support provided by or on behalf of Purchaser), and, if they cannot so agree on a resolution of such matter within five (5) Business Days, the dispute shall be submitted for resolution as provided in Section 7.5. If any Delayed Turbines owned by the Project Companies are transferred to or at the direction of Purchaser, then such Delayed Turbines will be transferred to Seller unless otherwise agreed by Purchaser and Seller.

Item III: Gross Receipts Tax Adjustment

To the extent that (i) the Closing Sale Model excludes any New Mexico state gross receipts tax on the transmission wheeling fees paid by the Project Companies under their Transmission Service Agreements, and (ii) the relevant taxing authorities subsequently determine in writing within four (4) years after the Closing Date that such gross receipts tax is to be assessed on the transmission wheeling fees, then an amount equal to the GRT Price Adjustment shall be paid from Seller to Purchaser.
To the extent that (i) either (a) the Closing Sale Model includes New Mexico state gross receipts tax on the transmission wheeling fees paid by the Project Companies under their Transmission Service Agreements, or (b) a GRT Price Adjustment payment is made to Purchaser and (ii) the assessment of such gross receipts tax on the transmission wheeling fees is subsequently disallowed within four (4) years after the Closing Date, then a GRT Price Adjustment shall be calculated and paid from Purchaser to Seller.

App. B - 7

"Grady Payments"
“Grady Transmission Rights” means the 200 MW of firm transmission rights presently intended for the 220 MW Grady Project.
“Grady Phase” means a wind project using the Grady Transmission Rights.
“Grady Phase COD” means the date on which construction of a Grady Phase has been completed and the sale of energy, other than on a test basis, from such Grady Phase has commenced.
Upon each Grady Phase COD that occurs within six (6) years after the Closing Date, Purchaser will pay the applicable Grady Payment described below to Seller.
“Grady Payments” means an amount payable upon each Grady Phase COD, determined using, as applicable, the Closing Sale Model, Revised Sale Model or Further Revised Sale Model to calculate the present value amount of the following:

(A)
the increase in the 25-year projected revenues of Pattern Payee (as defined in the Transmission Development Agreement) under the Transmission Development Agreement as a result of such Grady Phase COD;
(B)
the decrease in the Wind Projects’ estimated P50 production delivered over a 25-year period due to wake effects, transmission losses and transmission outages imposed by such Grady Phase COD, taking into account the effects of any payments to which the Project Companies are entitled under the Build-Out Agreement.

The effect of the amounts above in the Closing Sale Model, Revised Sale Model or Further Revised Sale Model shall be discounted back to the applicable date of a Grady Phase COD using the 25-year unlevered after-tax internal rate of return used in connection with acquisition of the Wind Projects and the Transmission Project. If Purchaser has acquired or is obligated to acquire such Grady Phase or one or more entities that directly or indirectly own such Grady Phase, then the rate used to discount the revenues and losses described in clauses (A) and (B), respectively, shall be adjusted to match the 25-year unlevered after-tax internal rate of return of such acquisition, which Purchaser expects to receive on its investment in such Grady Phase.

App. B - 8

(1)
Three (3) Business Days prior to the expected Grady Phase COD, Seller shall provide to Purchaser, as applicable, an updated Closing Sale Model or Revised Sale Model, in the case of any initial Grady Payment, or an updated Further Revised Sale Model, in the case of any subsequent Grady Payment.
(2)
The updated Closing Sale Model, Revised Sale Model or Further Revised Sale Model, as applicable, shall be accompanied by a proposed calculation of the Grady Payment, together with reasonably detailed supporting information with respect to such calculation and the nature of the changes to the Closing Sale Model, Revised Sale Model or Further Revised Sale Model, as applicable.
(3)
The Grady Payment shall be calculated without duplication of any prior payment made.
(4)
Following delivery, Purchaser and Seller shall reasonably cooperate in a good faith effort to finalize the Grady Payment, and Seller shall provide to Purchaser any other information reasonably requested by Purchaser in connection therewith.
(5)
As promptly as practicable, but in no event later than two (2) Business Days prior to the expected Grady Phase COD, Purchaser shall notify Seller of its approval of Seller’s updated Closing Sale Model, Revised Sale Model or Further Revised Sale Model, as applicable, and calculation of the Grady Payment (which approval shall not be unreasonably withheld or delayed) or, if Purchaser does not approve of such Closing Sale Model, Revised Sale Model or Further Revised Sale Model, as applicable, or the Grady Payment, Purchaser’s reasonable objections thereto. If Purchaser does not approve the updated Closing Sale Model, Revised Sale Model or Further Revised Sale Model, as applicable, or the Grady Payment, Seller and Purchaser shall meet and negotiate in good faith the appropriate Grady Payment in a manner consistent with the provisions of this Agreement. In the event that Purchaser and Seller are not able to reach agreement by the expected Grady Phase COD, the dispute shall be submitted for resolution as provided in Section 7.5. The updated Closing Sale Model, Revised Sale Model or Further Revised Sale Model, as applicable, shall supersede any prior Further Revised Sale Model, as applicable, and become the “Further Revised Sale Model” for all purposes on and after the date of such determination under this Agreement.

Payment Mechanics and Payee Information:
The Final Base Purchase Price shall be paid in immediately available funds on the Closing Date to an account the wire information for which is provided by Seller in writing to Purchaser prior to the Closing Date, and other portions of the Purchase Price shall be paid in immediately available funds to such account (or to another account the wire information for which is provided by Seller to Purchaser in writing) as and when they become due and payable.

II. Additional Signing Date Deliverables
“Seller’s Signing Date Deliverables”:	Seller’s executed signature page to the PSA Consent.
“Purchaser’s Signing Date Deliverables”:	Purchaser’s executed signature page to the PSA Consent.
III. Closing

App. B - 9

Scheduled Closing Date:
Ten (10) Business Days after each of the conditions precedent in Sections 5.1, 5.2, and 5.3 has been satisfied (or waived in accordance with the terms of this Agreement), other than those conditions precedent that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions precedent

Closing Location:	At the offices of Purchaser, Pier 1, Bay 3, San Francisco, CA 94111
Outside Closing Date:	September 30, 2017
IV. Closing Deliverables & Conditions Precedent to Closing
Additional Closing Deliverables of Seller:
In addition to the closing deliverables set forth in Section 1.5(a) of the Agreement, Seller shall deliver, or cause to be delivered, to Purchaser the additional closing deliverables set forth in Appendix B-1.

Additional Closing Deliverables of Purchaser:
In addition to the closing deliverables set forth in Section 1.5(b) of the Agreement, Purchaser shall deliver, or cause to be delivered, to Seller the additional closing deliverables set forth in Appendix B-2.

Additional Conditions Precedent to Each Party’s Obligations to Close:
In addition to the conditions precedent set forth in Section 5.1 of the Agreement, the obligation of Purchaser and Seller to close is subject to the additional conditions precedent set forth in Appendix B-3.

Additional Conditions Precedent to Purchaser’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.2 of the Agreement, the obligation of Purchaser to close is subject to the additional conditions precedent set forth in Appendix B-4.
Additional Conditions Precedent to Seller’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.3 of the Agreement, the obligation of Seller to close is subject to the additional conditions precedent set forth in Appendix B-5.
V. Additional Termination Rights
By Either Purchaser or Seller:	Not applicable
By Purchaser:	Not applicable
By Seller:	Not applicable
VI. Indemnification Provisions
Additional Seller Indemnity Obligations:	Not applicable
Additional Purchaser Indemnity Obligations:	Not applicable

App. B - 10

Survival Period:
Until the later of (i) the date that is 12 months after the Closing and (ii) the date that is 9 months after Substantial Completion (as defined in the ECCA), except in each case of clause (i) and (ii) for the representations and warranties in (x) Sections 2.1, 2.2, 2.3, 2.5, 2.6, and 2.12 and Sections 3.1, 3.2, 3.3, 3.5 and 3.11 which shall survive until the expiration of the applicable statute of limitations (including extensions thereof) and (y) Section 2.9 which shall survive until the date of termination of the Pattern Funding Date Guaranty (as defined in the ECCA) in accordance with its terms (the “Survival Period”).

Limitation on Liability:	“Basket Amount”:	1.00% of the Purchase Price
	“Seller’s Maximum Liability”:	11.00% of Purchase Price
	“Purchaser’s Maximum Liability”:	11.00% of the Purchase Price
Additional Refund or Reimbursement Obligations:	By Purchaser or Purchaser Indemnified Party: 1. None By Seller or Seller Indemnified Party: 1. None
VII. Additional Transaction Terms
“Additional Permitted Liens”:	None
Required Governmental Approvals:	Clearance under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (if required).
Persons with Knowledge:
Seller’s Persons with Knowledge: Daniel Elkort, Kellie Metcalf, Eric Daly, Crystal Coffman, Blake Rasmussen, Shannon Marshall, Natalie McCue, Brad Hillman, Jeremy Rosenshine and Andy Murray

Purchaser’s Persons with Knowledge: Esben Pedersen, Michael Lyon, Dyann Blaine and Eric Lillybeck

Additional Assignment Rights:
Assignment Rights of Seller: Seller may collaterally assign, without the consent of Purchaser, this Agreement to the Collateral Agent (as defined in each of the Construction Loan Agreements, the LC Reimbursement Agreement and the Broadview Back-Leverage Loan Agreement). Purchaser hereby agrees to deliver consents, opinions, certificates, and such other documentation reasonably required by such Collateral Agents in connection with such collateral assignment by Seller.
Assignment Rights of Purchaser: None

Governing Law:	New York

App. B - 11

Notice Information:	To Seller:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900
	To Purchaser:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900
Certain Notifications:
If Broadview B Member notifies, or is required to notify, pursuant to Section 8.3(c) of the ECCA, the Class A Equity Investors of any change, addition or event specified in such provision, then Seller shall promptly also provide such notification in writing to Purchaser. Any such notification to Purchaser shall constitute an “Updated Disclosure Schedule” to which the final sentence of Section 4.1(c) shall apply.

Amendments of the ECCA, the LC Documents and the Back-Leverage Financing Documents:
Without the prior written approval of Purchaser, Seller shall not, and shall procure its Affiliates not to, directly or indirectly, consent to or approve any change, amendment, waiver or termination of the ECCA, the LC Documents (as defined in the LC Reimbursement Agreement) or the Back-Leverage Financing Documents or any term thereof.

Base Case Model:
Prior to any update of the Base Case Model (as defined in the ECCA) pursuant to Section 2.2(c) of the ECCA, Seller shall (i) provide Purchaser with reasonable advance notice of the proposed update, describing in reasonable detail the changes to the Assumptions (as defined in the ECCA) within the Base Case Model since the Execution Date and the proposed update, (ii) reasonably and timely consult with Purchaser and (iii) provide Purchaser with reasonable opportunity to provide input to the determination of such changes and formulation of such proposal.

Budget:
As soon as reasonably practicable, but in any event prior to the delivery of the initial operating budget to the Class A Equity Investors pursuant to Section 5.3(hh) of the ECCA or to the Administrative Agent (as defined in the Western Interconnect Loan Agreement) pursuant to Section 3.3(s) of the Western Interconnect Loan Agreement, Seller shall (i) provide Purchaser with reasonable advance notice of the preparation of such initial operating budget and any materials in connection therewith reasonably requested from time to time by Purchaser and (ii) reasonably and timely consult with Purchaser and provide Purchaser with reasonable opportunity to provide input to the preparation of such initial operating budget.

App. B - 12

Cooperation with Conditions under ECCA and Financing Documents:
At the reasonable request of Purchaser, prior to the Closing Date Seller shall cooperate with Purchaser and shall use commercially reasonable efforts to assist Purchaser with satisfying the conditions set forth in (i) Section 5.3 of the ECCA (as defined in the ECCA), (ii) Section 3.3 of the LC Reimbursement Agreement (as defined in the ECCA), (iii) Section 3.2 of the Broadview Back-Leverage Loan Agreement, and (iv) Sections 3.3 and 3.4 of the Western Interconnect Loan Agreement. Without limiting the foregoing, Seller agrees to cause its counsel and advisors to deliver the opinions and reports (if any) required to be delivered on or prior to the Closing Date pursuant to Section 5.3 of the ECCA, Section 3.3 of the LC Reimbursement Agreement, Section 3.2 of the Broadview Back-Leverage Loan Agreement and Sections 3.3 and 3.4 of the Western Interconnect Loan Agreement.

Transition Services:	None
Certain Obligations:
Each of Seller and Purchaser agrees and acknowledges that, by assuming the Broadview MIPA pursuant to the Assignment Agreement, Purchaser shall assume the payment obligations of Seller to Broadview Energy, LLC pursuant to (i) Section 2.3(d) (Final Project Purchase Price) of the Broadview MIPA, (ii) Section 2.3(e) (Transmission Sale Payments) of the Broadview MIPA, (iii) Section 2.3(f) (Release of Transmission Holdback) of the Broadview MIPA and (iv) Section 6.12 (PPA Royalty Agreement) of the Broadview MIPA, in the case of each of clauses (i) through (iv) in accordance with the terms of the Broadview MIPA.

Assignment Agreement:
Each of Purchaser and Seller acknowledges and agrees that Sections 7.3, 7.4, 7.5, 7.7, 7.9, and 7.13 and any defined terms used in such provisions shall apply, mutatis mutandis, to the Assignment Agreement.

App. B - 13

APPENDIX B-1:
ADDITIONAL CLOSING DELIVERABLES OF SELLER
Executed Seller signature page to the Assignment Agreement.

App. B - 1 - 1

APPENDIX B-2:
ADDITIONAL CLOSING DELIVERABLES OF PURCHASER

(1)	Executed Purchaser signature page to the Assignment Agreement.

(2)	Executed Purchaser signature page to the Pattern Funding Date Guaranty (as defined in the ECCA).

(3)	Executed Purchaser signature page to the Pattern Back-Leverage Funding Agreement.

App. B - 2 - 1

APPENDIX B-3:
ADDITIONAL CONDITIONS PRECEDENT TO
EACH PARTY’S OBLIGATIONS TO CLOSE
None.

App. B - 3 - 1

APPENDIX B-4:
ADDITIONAL CONDITIONS PRECEDENT TO
PURCHASER’S OBLIGATIONS TO CLOSE

1.	Absence of material amendments or defaults under any Tax Equity Document (as defined in the ECCA).

2.	Receipt of all necessary third party and governmental approvals.

3.	Receipt by Purchaser of not less than five (5) Business Days’ advance written notice from Seller of the anticipated Closing Date.

4.
Confirmation that the Class A Equity Investors are ready, willing and able to fund the entirety of the Class A Capital Contributions (as defined in the ECCA) substantially concurrently with the Purchaser’s paying the Final Base Purchase Price in accordance with this Agreement.

5.	Receipt by Purchaser of copies of each of:

A.	the Tax Equity Documents (as defined in the ECCA);

B.	LC Documents (as defined in the LC Reimbursement Agreement);

C.	the Principal Project Documents (as defined in the ECCA);

D.	the Real Estate Documents (as defined in the ECCA);

E.	each other document referenced in Section 5.3 of the ECCA;

F.	the Project Documents (as defined in the Western Interconnect Loan Agreement); and

G.	the Back-Leverage Financing Documents;
in each case, in final form as approved by the parties thereto.
For the avoidance of doubt, the foregoing reference to the Back-Leverage Financing Documents shall not require that the “Term Loan Borrowing Date” (as defined in each of the Broadview Back-Leverage Loan Agreement and the Western Interconnect Loan Agreement) shall have occurred.

6.
Satisfaction (or waiver with the consent of Purchaser) of each of the conditions set forth in Section 5.3 of the ECCA (other than Section 5.3(kk) or 5.3(pp) of the ECCA); provided that each item, instrument or document referred to in Section 5.3 of the ECCA which is required to be satisfactory, reasonably satisfactory, reasonably acceptable, in form and substance satisfactory or in form and substance reasonably satisfactory, as the

App. B - 4 - 1

case may be, to the Class A Equity Investors for such condition to be satisfied, shall also be satisfactory, reasonably satisfactory, reasonably acceptable, in form and substance satisfactory or in form and substance reasonably satisfactory, as the case may be, to the Purchaser; provided further that the forgoing proviso shall not apply to the tax opinion being delivered to the Class A Equity Investors pursuant to Section 5.3(i) of the ECCA or the appraisal being delivered to the Class A Equity Investors pursuant to Section 5.3(bb)(ii) of the ECCA, which is solely for the benefit of the Class A Equity Investors and which Purchaser shall not be entitled to review or receive.

7.
Satisfaction (or waiver with the consent of Purchaser) of each of the conditions set forth in Section 5.4 of the ECCA (other than Section 5.4(h) of the ECCA); provided that each item, instrument or document referred to in Section 5.4 of the ECCA which is required to be satisfactory, reasonably satisfactory, reasonably acceptable, in form and substance satisfactory or in form and substance reasonably satisfactory, as the case may be, to a Broadview Entity (as defined in the ECCA) for such condition to be satisfied, shall also be satisfactory, reasonably satisfactory, reasonably acceptable, in form and substance satisfactory or in form and substance reasonably satisfactory, as the case may be, to the Purchaser.

8.	Satisfaction (or waiver with the consent of Purchaser) of each of the conditions set forth in Section 3.3 of the LC Reimbursement Agreement.

App. B - 4 - 2

APPENDIX B-5:
ADDITIONAL CONDITIONS PRECEDENT TO
SELLER’S OBLIGATIONS TO CLOSE

None.

App. B - 5 - 1

APPENDIX C: ACQUIRED INTERESTS; OWNERSHIP STRUCTURE;
AND WIND PROJECTS AND TRANSMISSION PROJECT INFORMATION

BROADVIEW TRANSACTION
I. Acquired Interests & Ownership Structure
Project Companies:	Broadview Energy JN, LLC; Broadview Energy KW, LLC; Western Interconnect LLC
Acquired Interests:
100% of Seller’s membership interests in Topco (which shall own 100% of the membership interests in Holdco, which in turn shall own 100% of the membership interests in Broadview B Member and WI Pledgor) (the “Acquired Interests”).
Immediately after Closing, there will be no membership interests in Topco outstanding other than the membership interests held by Purchaser (or Subsidiary Transferee).
On or prior to the Closing Date, the membership interests in Broadview Holdco will be restructured into Class A and Class B membership interests. Immediately following the restructuring and the occurrence of the Funding Date, (i) Broadview B Member will hold 100% of the Class B membership interests in Broadview Holdco, (ii) the Class A Members will hold 100% of the Class A membership interests in Broadview Holdco, and (iii) there will be no other membership interests in Broadview Holdco outstanding.

Direct or Indirect Co-Owners of Project Companies:	Immediately following Closing after the restructuring of the membership interests in Broadview Holdco pursuant to the ECCA:

App. C - 1

App. C - 2

Affiliate(s) through which Seller Holds Interests in the Project Companies (the “Seller Affiliates”):
Broadview Finco Pledgor, a Delaware limited liability company

Broadview Finance Company LLC, a Delaware limited liability company

Broadview B Member LLC, a Delaware limited liability company

Broadview Energy Holdings LLC, a Delaware limited liability company

Broadview Energy Project Finco LLC, a Delaware limited liability company

WI Holdings Pledgor LLC, a Delaware limited liability company

Pattern Western Interconnect Holdings LLC, a Delaware limited liability company

Equity Capitalization of Broadview Energy JN, LLC	Member: Broadview Energy Project Finco LLC	Type of LLC Interest: Member	Percentage Interest: 100%	Contributed equity at Closing: $[________][1]
Equity Capitalization of Broadview Energy KW, LLC	Member: Broadview Energy Project Finco LLC	Type of LLC Interest: Member	Percentage Interest: 100%	Contributed equity at Closing: $[________][2]
Equity Capitalization of Western Interconnect LLC	Members: Pattern Western Interconnect Holdings LLC and Tres Amigas, LLC	Type of LLC Interest: Member	Percentage Interest: 99% (Pattern Western Interconnect Holdings LLC) and 1% (Tres Amigas, LLC)	Contributed equity at Closing: $[________][3]
Subsidiary Transferee:
Pattern US Finance Company LLC, a Delaware limited liability company, unless another subsidiary of Purchaser is designated by Seller as Subsidiary Transferee in a written notice to Purchaser prior to the Closing Date

Subsidiary Transferor:	None, unless otherwise designated by Seller in a written notice to Purchaser prior to the Closing Date
Options or Other Rights to Acquire Equity Interests
Pursuant to Section 9.4 of the Amended and Restated Limited Liability Company Agreement of Western Interconnect LLC dated as of December 22, 2015 (as amended by that certain First Amendment dated as of June 30, 2016, the “WI LLC Agreement”), Tres Amigas, LLC has right of first offer to acquire any equity interests of PWI Holdings in Western Interconnect LLC that PWI Holdings proposes to transfer to a non-affiliate.

Pursuant to Section 9.5 of the WI LLC Agreement, Tres Amigas, LLC has agreed to purchase all of PWI Holdings’s equity interests in Western Interconnect LLC upon the date on which two or more electricity grids have connected to the Tres Amigas super station, which is planned to interconnect two or more of the Electricity Reliability Council of Texas, the Southwest Power Pool and the Western Electricity Coordinating Council.

II. Wind Projects and Transmission Project Information BEJN WIND PROJECT:

App. C - 3

BEJN Wind Project:	Nameplate capacity: 181.7 MW Location: Curry County, New Mexico and Deaf Smith County, Texas Turbine type and manufacturer: Siemens SWT-2.3-108 wind turbine generators Number of turbines: 79
Commercial Operation Date (or Expected Commercial Operation Date) of BEJN Wind Project:	Expected February 15, 2017
Permits & Governmental Approvals:	See attached Appendix C-1.
Legal description of BEJN Wind Project site (i.e., real property description):	Annex 7 to the ECCA is incorporated herein by reference.
BEKW WIND PROJECT:
BEKW Wind Project:	Nameplate capacity: 142.6 MW Location: Curry County, New Mexico Turbine type and manufacturer: Siemens SWT-2.3-108 wind turbine generators Number of turbines: 62
Commercial Operation Date (or Expected Commercial Operation Date) of BEKW Wind Project:	Expected February 15, 2017
Permits & Governmental Approvals:	See attached Appendix C-1.
Legal description of BEKW Wind Project site (i.e., real property description):	Annex 7 to the ECCA is incorporated herein by reference.
TRANSMISSION PROJECT:
Transmission Project:	Transmission capacity: 1,100 MW Location: 35-mile 345 kV transmission line known as the “Western Interconnect” located in Curry County, New Mexico and Roosevelt County, New Mexico

App. C - 4

Commercial Operation Date (or Expected Commercial Operation Date) of Transmission Project:	Expected November 24, 2016
Permits & Governmental Approvals:	See attached Appendix C-1.
Legal description of Transmission Project site (i.e., real property description):	Schedule 4.22 of the Western Interconnect Loan Agreement is incorporated herein by reference.

1 NTD: To be provided at Closing.
2 NTD: To be provided at Closing.
3 NTD: To be provided at Closing.

App. C - 5

APPENDIX C-1: PERMITS & GOVERNMENTAL APPROVALS

COMPLETED PERMITS
Part I - Completed Permits

	Document	Date
BEJN WIND PROJECT
1.
Seventy-nine (79) “Determination of No Hazard” letters, issued by the Federal Aviation Administration, which correspond to Aeronautical Study Numbers:
2015-WTW-9997 2015-WTW-9998 2015-WTW-9999
2015-WTW-10000 2015-WTW-10001 2015-WTW-10002
2015-WTW-10003 2015-WTW-10004 2015-WTW-10005
2015-WTW-10006 2015-WTW-10007 2015-WTW-10008
2015-WTW-10009 2015-WTW-10010 2015-WTW-10011
2015-WTW-10012 2015-WTW-10013 2015-WTW-10014
2015-WTW-10015 2015-WTW-10016 2015-WTW-10017
2015-WTW-10018 2015-WTW-10019 2015-WTW-10020
2015-WTW-10021 2015-WTW-10022 2015-WTW-10023
2015-WTW-10024 2015-WTW-10025 2015-WTW-10026
2015-WTW-10027 2015-WTW-10028 2015-WTW-10029
2015-WTW-10030 2015-WTW-10031 2015-WTW-10032
2015-WTW-10033 2015-WTW-10034 2015-WTW-10035
2015-WTW-10036 2015-WTW-10037 2015-WTW-10038
2015-WTW-10039 2015-WTW-10040 2015-WTW-10041
2015-WTW-10042 2015-WTW-10043 2015-WTW-10045
2015-WTW-10046 2015-WTW-10047 2015-WTW-10048
2015-WTW-10049 2015-WTW-10050 2015-WTW-10051
2015-WTW-10052 2015-WTW-10053 2015-WTW-10054
2015-WTW-10055 2015-WTW-10056 2015-WTW-10057
2015-WTW-10058 2015-WTW-10059 2015-WTW-10060
2015-WTW-10061 2015-WTW-10062 2015-WTW-10063
2015-WTW-10064 2015-WTW-10065 2015-WTW-10066
2015-WTW-10067 2015-WTW-10068 2015-WTW-10069
2015-WTW-10070 2015-WTW-10071 2015-WTW-10072
2015-WTW-10073 2015-WTW-10074 2015-WTW-10075
2015-WTW-10258
Each issued 02/08/2016, except ASN Nos. 2015-WTW-10027, 2015-WTW-10030 and 2015-WTW-10031, which were issued on 05/12/2016
2.	Two (2) “Determination of No Hazard” letters for meteorological towers, which correspond to Aeronautical Study Numbers 2015-WTW-10263 and 2015-WTW-10264.	Issued 02/08/2016

App. C-1 - 1

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	Document	Date
3.
Contract for Repair of County Roads between Broadview Energy JN, LLC, and Curry County, New Mexico, dated November 17, 2015 and December 9, 2015.
Amendment to Contract for Repair of County Roads between Broadview Energy JN, LLC and Curry County, New Mexico, dated March 1, 2016 and March 3, 2016.
Effective when executed December 9, 2015. Amendment executed March 3, 2016.
4.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BF43), MA Mortenson Company, for Broadview Energy JN, LLC, March 3, 2016.
Letter from EPA NOI Processing Center to MA Mortenson Company, undated, Regarding Broadview Energy JN, LLC Permit Tracking Number: NMR12BF43, acknowledging submission of complete Notice of Intent and acknowledging commencement of coverage under EPA’s Construction General Permit.
NM (EPA) NMR12BF43 effective March 17, 2016. No noted expiration.
5.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD53), Broadview Wind Energy JN and KW, LLC, RES- Americas, for Broadview Wind Project, December 8, 2015.
Letter from EPA NOI Processing Center to Broadview Wind Energy JN and KW, LLC, undated, Regarding Broadview Wind Project, Permit Tracking Number: NMR12BD53, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit.
NM (EPA) NMR12BD53 effective December 22, 2015 No noted expiration.
6.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BH56), Broadview Energy JN, LLC and Broadview Energy KW, LLC, submitted by RES- America Construction Inc., May 3, 2016.
Letter from EPA NOI Processing Center to RES America Construction Inc., undated, regarding Project/Site: Broadview Energy JN, LLC and Broadview Energy KW, LLC, Permit Tracking Number: NMR12BH56, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit.
NMR12BH56 effective May 17, 2016.
7.	Deaf Smith County Commissioners Court Order No. 2016-04-36 with respect to crossings of County Road U with 5 Electrical Lines.	April 25, 2016
8.	Texas Department of Transportation Approval in connection with proposed utility installation, as described by Notice of Proposed Utility Installation No. AMA20160418152549.	Issued June 3, 2016

App. C-1 - 2

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	Document	Date
9.
Texas Commission on Environmental Quality – “TPDES Stormwater Construction General Permit TXR1500000”, Permit No. TXR150023141 dated effective January 15, 2016. Changes included in the Notice of Change became effective on May 11, 2016.
TCEQ TXR150023141 effective January 15, 2016. Notice of Change submitted and became effective on May 11, 2016 Expires March 5, 2018
10.	TCEQ Stormwater Construction General Permit, Permit No. TXR150022888, issued to K. Barnett & Sons (Bradley Pits).	December 30, 2015
11.	TCEQ Aggregate Production Operations (APO) Registration, Registration Number AP0001639 issued to K. Barnett and Sons.	January 27, 2016 Expires: December 23, 2016.
12.	TCEQ Air Quality Standard Permit for a Temporary Rock Crusher, Rock Crusher J0809676D, Bradley Pit I, Hereford, Deaf Smith County, Texas, issued to K. Barnett & Sons, Inc.	January 4, 2016
13.	California Energy Commission – Renewables Portfolio Standard (RPS) PreCertification. CEC-RPS ID 63162C.	Effective January 21, 2016
14.
GCP-2: New Mexico Environment Department, Campbell Pit Air Permit GCP-2-0829RE10; Relocation of portable Aggregate Handling Facility, to Britnee-Ann Crawley, K. Barnett & Sons, Inc., approved with conditions.
March 16, 2016
15.	GCP-5: New Mexico Environment Department, Portable Concrete Batch Plant Air Quality General Permit, GCP-5 6839; to Matt Arnold, Operations Manager, Wallach Concrete, Inc., approved with conditions.	April 22, 2016
16.
RES-NM Water Well Use Permit; Water Right File CC-333; Water-Use Leasing Act, NMSA 1978 Sections 72-6-1 through 72-6-7; Preliminary Approval for up to 70.95 acre-feet per year as of April 8th, 2016, pending NM Office of State Engineer’s Final Determination and conditions of approval. (Harrison Well)
April 8, 2016
17.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5200, NM 241, MM 3.26, S/ROW, March 24, 2016.
Effective March 24, 2016.
18.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5201, NM 241, MM 3.26, N/ROW, March 24, 2016.
Effective March 24, 2016.
19.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5202, NM 241, MM 3.89, N/ROW, March 24, 2016.
Effective March 24, 2016.

App. C-1 - 3

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	Document	Date
20.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5203, NM 241, MM 7.30, N/ROW, March 24, 2016.
Effective March 24, 2016.
21.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5204, NM 241, MM 7.30, S/ROW, March 24, 2016.
Effective March 24, 2016.
22.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5205, NM 241, MM 7.94, S/ROW, March 24, 2016.
Effective March 24, 2016.
23.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5206, NM 241, MM 9.04, N/ROW, March 24, 2016.
Effective March 24, 2016.
24.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, JN LLC, Access Permit No. 2-5207, NM 241, MM 9.53, N/ROW, March 24, 2016.
Effective March 24, 2016.
25.	State of New Mexico Construction Industries Division Electrical Bureau Electrical Permit, Permit Number ELEC_2016009786, Permit Name: Broadview Energy JN, LLC, Project Name: Broadview Energy JN.	Effective May 9, 2016
26.
State of New Mexico Office of the State Engineer Water Well Use Permit, June 2, 2016; Water Right File CC-2431; Domestic Use Permit for Commercial Facility (incident to drinking and sanitary uses), NMSA 1978 Sections 72-12-1.
June 2, 2016
27.
GCP-2: New Mexico Environment Department, Borden Pit Air Quality Permit GCP-2-0829 RE09; Relocation of portable Aggregate Handling Facility, to Britnee-Ann Crawley, K. Barnett & Sons, Inc., approved with conditions.
February 15, 2016
28.
GCP-2: New Mexico Environment Department, Potts Pit Air Permit GCP-2-0829 RE12; Relocation of portable Aggregate Handling Facility, to Britnee-Ann Crawley, K. Barnett & Sons, Inc., approved with conditions.
May 3, 2016
29.	Curry county Road Department culvert application/permit for 61 culvert locations under or along Curry Road B-H & 34-38.	February 29, 2016
30.	Curry County Road Department approval for work, excavating, boring, cross cuts or other cuts on County Roads (under or along Curry Road B, C, D, E, F & H between 41 and 32). 38 Locations.	April 13, 2016
31.	Curry County Road Department culvert application/permit - for culvert located under or along Curry Road D, between Curry Road 34 and State Road 19 (O&M Building Culvert permit).	May 19, 2016
32.	New Mexico Department of Transportation, Permit to install utility facilities within public right-of-way, RES-Americas Construction, Inc. Utility Permit No. 2-17201, NM 241, MM 3.28, N/S ROW.	April 15, 2016

App. C-1 - 4

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	Document	Date
33.	New Mexico Department of Transportation, Permit to install utility facilities within public right-of-way, RES-Americas Construction, Inc., Utility Permit No. 2-17202, NM 241, MM 7.34, N/S ROW.	April 15, 2016
34.	New Mexico Department of Transportation, Permit to install utility facilities within public right-of-way, RES-Americas Construction, Inc. Utility Permit No. 2-17203, NM 241, MM 9.06, N/S ROW.	April 15, 2016
35.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD89), Broadview Wind Farm – Borden Borrow Area, K. Barnett & Sons, Inc., December 24, 2015. (Note: For Borden Pit)
Letter from EPA NOI Processing Center to K. Barnett& Sons, Inc., undated, regarding Broadview Wind Farm – Borden Borrow Area, Permit Tracking Number: NMR12BD89, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit as of January 7, 2016.
NM (EPA) NMR12BD89 effective January 7, 2016 No noted expiration.
36.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD87), Broadview Wind Farm – Campbell Borrow Area, K. Barnett & Sons, Inc., December 24, 2015. (Note: For Campbell Pit)
Letter from EPA NOI Processing Center to K. Barnett & Sons, Inc., undated, regarding Broadview Wind Farm – Campbell Borrow Area, Permit Tracking Number: NMR12BD87, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit on January 7, 2016.
NM (EPA) NMR12BD87 effective January 7, 2016 No noted expiration.
37.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD84), Broadview Wind Farm – Potts Borrow Area, K. Barnett & Sons, Inc., December 24, 2015. (Note: For Potts Pit)
Letter from EPA NOI Processing Center to K. Barnett & Sons, Inc., undated, regarding Broadview Wind Farm – Potts Borrow Area, Permit Tracking Number: NMR12BD84, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit as of January 7, 2016.
NM (EPA) NMR12BD84 effective January 7, 2016 No noted expiration.

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	Document	Date
38.
Texas Department of Transportation Permit to Construct Access Driveway Facilities on Highway Right of Way on the highway right of way abutting highway number FM 1058, Windfarm Access Road 1-L. Permit Number 059-11-16-05.
Issued on May 25, 2016
39.
Texas Department of Transportation Permit to Construct Access Driveway Facilities on Highway Right of Way on the highway right of way abutting highway number FM 1058, Windfarm Access Road 1-M. Permit Number 059-11-16-06.
Issued on May 25, 2016
40.
Texas Department of Transportation Permit to Construct Access Driveway Facilities on Highway Right of Way on the highway right of way abutting highway number FM 1058, Windfarm Access Road 1-B. Permit Number 059-11-16-07.
Issued on May 25, 2016
41.
Texas Department of Transportation Permit to Construct Access Driveway Facilities on Highway Right of Way on the highway right of way abutting highway number FM 1058, Windfarm Access Road 1-C. Permit Number 059-11-16-08.
Issued on May 25, 2016
42.
Texas Department of Transportation Permit to Construct Access Driveway Facilities on Highway Right of Way on the highway right of way abutting highway number FM 1058, Windfarm Access Road 1-D. Permit Number 059-11-16-09.
Issued on May 25, 2016

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	Document	Date
43.
New Mexico Regulation & Licensing Department electrical commercial permits for Wind Turbine Generators – see permit numbers below:
WTG No. Permit No.
Tower 165 ELEC_2016014537
Tower 142 ELEC_2016014540
Tower 143 ELEC_2016014778
Tower 160 ELEC_2016014782
Tower 161 ELEC_2016014787
Tower 159 ELEC_2016014807
Tower 156 ELEC_2016014810
Tower 158 ELEC_2016014817
Tower 157 ELEC_2016014830
Tower 164 ELEC_2016014836
Tower 163 ELEC_2016014846
Tower 148 ELEC_2016014848
Tower 178 ELEC_2016014851
Tower 152 ELEC_2016014853
Tower 153 ELEC_2016014855
Tower 154 ELEC_2016014857
Tower 179 ELEC_2016014995
Tower 155 ELEC_2016014997
Tower 140 ELEC_2016015000
Tower 141 ELEC_2016015002
Tower 137 ELEC_2016015005
Tower 138 ELEC_2016015006
Tower 147 ELEC_2016015007
Tower 162 ELEC_2016014538
Tower 139 ELEC_2016014541
Tower 144 ELEC_2016014781
Tower 145 ELEC_2016014786
Tower 146 ELEC_2016014791
Tower 166 ELEC_2016014809
Tower 149 ELEC_2016014812
Tower 170 ELEC_2016014822
Tower 169 ELEC_2016014831
Tower 151 ELEC_2016014845
Tower 176 ELEC_2016014847
Tower 177 ELEC_2016014850
Tower 172 ELEC_2016014852
Tower 173 ELEC_2016014854
Tower 174 ELEC_2016014856
Tower 175 ELEC_2016014844
Tower 171 ELEC_2016014996
Tower 150 ELEC_2016014999
Tower 167 ELEC_2016015001
Tower 168 ELEC_2016015004

App. C-1 - 7

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	Document	Date
44.
New Mexico Regulation & Licensing Department electrical commercial permits– see permit numbers below:
Circuit Permit No.
MV - 14B ELEC_2016015092
MV - 21A ELEC_2016015093
MV - 21B ELEC_2016015094
MV - 22 ELEC_2016015095
MV - 23 ELEC_2016015096
MV - 24 ELEC_2016015097

45.	New Mexico Regulation & Licensing Department General Commercial Building Permit Number GENC_2016012175.	May 11, 2016
BEKW WIND PROJECT
1.
Sixty-two (62) “Determination of No Hazard” letters, which correspond to Aeronautical Study Numbers:
2015-WTW-10076 2015-WTW-10077 2015-WTW-10078
2015-WTW-10079 2015-WTW-10080 2015-WTW-10081
2015-WTW-10082 2015-WTW-10083 2015-WTW-10084
2015-WTW-10085 2015-WTW-10086 2015-WTW-10087
2015-WTW-10088 2015-WTW-10089 2015-WTW-10090
2015-WTW-10091 2015-WTW-10093 2015-WTW-10094
2015-WTW-10096 2015-WTW-10097 2015-WTW-10098
2015-WTW-10099 2015-WTW-10100 2015-WTW-10101
2015-WTW-10102 2015-WTW-10103 2015-WTW-10104
2015-WTW-10105 2015-WTW-10106 2015-WTW-10107
2015-WTW-10108 2015-WTW-10109 2015-WTW-10110
2015-WTW-10111 2015-WTW-10112 2015-WTW-10113
2015-WTW-10114 2015-WTW-10115 2015-WTW-10116
2015-WTW-10117 2015-WTW-10118 2015-WTW-10119
2015-WTW-10120 2015-WTW-10121 2015-WTW-10122
2015-WTW-10123 2015-WTW-10124 2015-WTW-10125
2015-WTW-10126 2015-WTW-10127 2015-WTW-10128
2015-WTW-10129 2015-WTW-10130 2015-WTW-10131
2015-WTW-10132 2015-WTW-10133 2015-WTW-10134
2015-WTW-10135 2015-WTW-10235 2015-WTW-10236
2015-WTW-10237 2015-WTW-10238
Each issued 02/08/2016

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Document		Date
2.	Two (2) “Determination of No Hazard to Air Navigation” letters for meteorological towers, which correspond to Aeronautical Study Numbers 2015-WTW-10262 and 2016-WTW-2113	February 8, 2016 (2015-WTW-10262-OE) March 14, 2016 (2016-WTW-2113-OE)
3.
Contract for Repair of County Roads between Broadview Energy KW, LLC, and Curry County, New Mexico, dated November 17, 2015 and December 9, 2015.

Amendment to Contract for Repair of County Roads between Broadview Energy KW, LLC and Curry County, New Mexico, dated March 1, 2016 and March 3, 2016.
Effective when fully executed 12/9/2015. Amendment executed 3/3/2016.
4.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BF38), MA Mortenson Company, for Broadview Energy KW, LLC, March 3, 2016.
Letter from EPA NOI Processing Center to MA Mortenson Company, undated, Regarding Broadview Energy KW, LLC Permit Tracking Number: NMR12BF38, acknowledging submission of complete Notice of Intent and acknowledging that coverage under the EPA’s Construction General Permit being active

NM (EPA) NMR12BF38 effective March 17, 2016. No noted expiration;
5.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD53), Broadview Wind Energy JN and KW, LLC, RES- Americas, for Broadview Wind Project, December 8, 2015.

Letter from EPA NOI Processing Center to Broadview Wind Energy JN and KW, LLC, undated, Regarding Broadview Wind Project Permit Tracking Number: NMR12BD53, acknowledging submission of complete Notice of Intent and acknowledging coverage under the EPA’s Construction General Permit being active.
NM (EPA) NMR12BD53 effective December 2, 2015. No noted expiration

App. C-1 - 9

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Document		Date
6.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BH56), Broadview Energy JN, LLC and Broadview Energy KW, LLC, submitted by RES- America Construction Inc., May 3, 2016.
Letter from EPA NOI Processing Center to RES America Construction Inc., undated, regarding Project/Site: Broadview Energy JN, LLC and Broadview Energy KW, LLC, Permit Tracking Number: NMR12BH56, acknowledging submission of complete Notice of Intent and acknowledging commencement of coverage under EPA’s Construction General Permit.
NMR12BH56 effective May 17, 2016
7.	Approval of application for Renewables Portfolio Standard (RPS) PreCertification, Broadview Energy KW, LLC Facility, RPS ID 62643C.	Effective January 29, 2014 Updated application submitted January 29, 2016 (01/29/2014 pre-certification date retained)
8.	GCP-2: New Mexico Environment Department, Campbell Pit Air Permit GCP-2-0829RE10; Aggregate Handling Facility, to Britnee-Ann Crawley, K. Barnett & Sons, Inc., approved with conditions	March 16, 2016
9.	GCP-5: New Mexico Environment Department, Portable Concrete Batch Plant Air Quality General Permit, GCP-5-6839; to Matt Arnold, Operations Manager, Wallach Concrete, Inc., approved with conditions.	April 22, 2016
10.
RES-NM Water Well Use Permit; Water Right File CC-333; Water-Use Leasing Act, NMSA 1978 Sections 72-6-1 through 72-6-7; Preliminary Approval for up to 70.95 acre-feet per year as of April 8th, 2016, pending NM Office of State Engineer’s Final Determination and conditions of approval.
April 8, 2016
11.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5190, NM 19, MM 3.87, S/ROW, February 25, 2016.
Effective February 25, 2016.
12.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5191, NM 19, MM 4.67, S/ROW, February 25, 2016.
Effective February 25, 2016.
13.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5192, NM 19, MM 5.24, S/ROW, February 25, 2016.
Effective February 25, 2016.
14.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5193, NM 19, MM 5.86, S/ROW, February 25, 2016.
Effective February 25, 2016.

App. C-1 - 10

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Document		Date
15.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5194, NM 19, MM 6.58, S/ROW, February 25, 2016.
Effective February 25, 2016.
16.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5195, NM 19, MM 7.10, N/ROW, February 25, 2016.
Effective February 25, 2016.
17.
New Mexico Department of Transportation, Permit to Construct an Access or Median Opening on Public Right of Way, Broadview Energy, KW LLC, Access Permit No. 2-5196, NM 19, MM 7.62, N/ROW, February 25, 2016.
Effective February 25, 2016.
18.	State of New Mexico Construction Industries Division Electrical Bureau Electrical Permit, Permit Number ELEC_2016009790, Permit Name: Broadview Energy KW, LLC, Project Name: BEKW Substation	May 9, 2016
19.
GCP-2: New Mexico Environment Department, Borden Pit Air Permit GCP-2-0829 RE09; Relocation of portable Aggregate Handling Facility, to Britnee-Ann Crawley, K. Barnett & Sons, Inc., approved with conditions.
February 15, 2016
20.
GCP-2: New Mexico Environment Department, Potts Pit Air Permit GCP-2-0829 RE12; Relocation of portable Aggregate Handling Facility, to Britnee-Ann Crawley, K. Barnett & Sons, Inc., approved with conditions.
May 3, 2016
21.	Curry county Road Department culvert application/permit for 61 culvert locations under or along Curry Road B-H & 34-38.	February 29, 2016
22.	Curry County Road Department approval for work, excavating, boring, cross cuts or other cuts on County Roads (under or along Curry Road B, C, D, E, F & H between 41 and 32). 38 Locations.	April 13, 2016
23.	New Mexico Department of Transportation, Permit to construct an access or median opening on public right-of-way, Broadview Energy KW, LLC. Access Permit No. 2-5219, NM 19, MM 6.92, N/ROW.	June 9, 2016
24.	New Mexico Department of Transportation, Permit to install utility facilities within public right-of-way, RES-Americas Construction, Inc. Utility Permit No. 2-17204, NM 19, MM 5.21, N/S ROW.	April 15, 2016
25.	New Mexico Department of Transportation, Permit to install utility facilities within public right-of-way, RES-Americas Construction, Inc. Utility Permit No. 2-17205, NM 19, MM 6.79, N/S ROW.	April 15, 2016

App. C-1 - 11

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Document	Date
26.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD89), Broadview Wind Farm – Borden Borrow Area, K. Barnett & Sons, Inc., December 24, 2015. (Note: For Borden Pit)
Letter from EPA NOI Processing Center to K. Barnett& Sons, Inc., undated, regarding Broadview Wind Farm – Borden Borrow Area, Permit Tracking Number: NMR12BD89, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit as of January 7, 2016.
NM (EPA) NMR12BD89 effective January 7, 2016 No noted expiration.
27.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD87), Broadview Wind Farm – Campbell Borrow Area, K. Barnett & Sons, Inc., December 24, 2015. (Note: For Campbell Pit)
Letter from EPA NOI Processing Center to K. Barnett& Sons, Inc., undated, regarding Broadview Wind Farm – Campbell Borrow Area, Permit Tracking Number: NMR12BD87, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit as of January 7, 2016.
NM (EPA) NMR12BD87 effective January 7, 2016 No noted expiration.
28.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BD84), Broadview Wind Farm – Potts Borrow Area, K. Barnett & Sons, Inc., December 24, 2015. (Note: For Potts Pit)
Letter from EPA NOI Processing Center to K. Barnett & Sons, Inc., undated, regarding Broadview Wind Farm – Potts Borrow Area, Permit Tracking Number: NMR12BD84, acknowledging submission of complete Notice of Intent and acknowledging coverage under EPA’s Construction General Permit as of January 7, 2016.
NM (EPA) NMR12BD84 effective January 7, 2016 No noted expiration.

App. C-1 - 12

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Document	Date
29.
New Mexico Regulation & Licensing Department electrical commercial permits for Wind Turbine Generators – see permit numbers below:
WTG No. Permit No.
Tower 226 ELEC_2016014173
Tower 221 ELEC_2016014175
Tower 222 ELEC_2016014265
Tower 223 ELEC_2016014310
Tower 224 ELEC_2016014311
Tower 255 ELEC_2016014312
Tower 257 ELEC_2016014229
Tower 256 ELEC_2016014303
Tower 229 ELEC_2016014324
Tower 228 ELEC_2016014326
Tower 227 ELEC_2016014328
Tower 231 ELEC_2016014330
Tower 236 ELEC_2016014332
Tower 235 ELEC_2016014334
Tower 234 ELEC_2016014336
Tower 233 ELEC_2016014338
Tower 243 ELEC_2016014349
Tower 250 ELEC_2016014352

App. C-1 - 13

#87090310v11

Document	Date

Tower 244 ELEC_2016014354
Tower 251 ELEC_2016014356
Tower 261 ELEC_2016014358
Tower 230 ELEC_2016014360
Tower 220 ELEC_2016014362
Tower 262 ELEC_2016014364
Tower 217 ELEC_2016014366
Tower 207 ELEC_2016014368
Tower 206 ELEC_2016014370
Tower 205 ELEC_2016014372
Tower 204 ELEC_2016014374
Tower 203 ELEC_2016014376
Tower 202 ELEC_2016014507
Tower 201 ELEC_2016014509
Tower 258 ELEC_2016014308
Tower 259 ELEC_2016014313
Tower 260 ELEC_2016014314
Tower 219 ELEC_2016014315
Tower 225 ELEC_2016014317
Tower 218 ELEC_2016014319
Tower 215 ELEC_2016014302
Tower 242 ELEC_2016014307
Tower 241 ELEC_2016014325
Tower 240 ELEC_2016014327
Tower 216 ELEC_2016014329
Tower 249 ELEC_2016014331
Tower 248 ELEC_2016014333
Tower 232 ELEC_2016014335
Tower 239 ELEC_2016014337
Tower 238 ELEC_2016014340
Tower 237 ELEC_2016014350
Tower 245 ELEC_2016014353
Tower 246 ELEC_2016014355
Tower 247 ELEC_2016014357
Tower 252 ELEC_2016014359
Tower 253 ELEC_2016014361
Tower 214 ELEC_2016014363
Tower 213 ELEC_2016014365
Tower 212 ELEC_2016014367
Tower 211 ELEC_2016014369
Tower 210 ELEC_2016014371
Tower 209 ELEC_2016014373
Tower 208 ELEC_2016014375
Tower 254 ELEC_2016014506

App. C-1 - 14

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Document		Date
30.
New Mexico Regulation & Licensing Department electrical commercial permits– see permit numbers below:
Circuit No. Permit No.
MV-1 ELEC_2016015067
MV-2 ELEC_2016015074
MV-3 ELEC_2016015078
MV-4 ELEC_2016015084
MV-5 ELEC_2016015088
MV-6 ELEC_2016015090
MV-7 ELEC_2016015091

31.	New Mexico Regulation & Licensing Department General Commercial Building Permit Number GENC_2016012054.
TRANSMISSION PROJECT
1.
Contract for Repair of County Roads by and between Curry County, New Mexico, and Western Interconnect LLC dated November 17, 2015 and December 9, 2015 authorizing Western Interconnect LLC to use certain roads in Curry County, New Mexico.
Effective December 9, 2015
2.
EPA NPDES Form 3510-9, United States Environmental Protection Agency, Notice of Intent (NOI) for Stormwater Discharges Associated with Construction Activity Under An NPDES General Permit, Permit Number NMR 120000 (Tracking Number NMR12BF47), MA Mortenson Company, for Western Interconnect LLC, March 3, 2016.
Letter from EPA NOI Processing Center to MA Mortenson Company, undated, Regarding Western Interconnect LLC Permit Tracking Number: NMR12BF47, acknowledging submission of complete Notice of Intent and acknowledging commencement of coverage under the EPA’s Construction General Permit.
NM (EPA) NMR12BF47 Effective March 17, 2016. No noted expiration.
3.
New Mexico Department of Transportation – Letter dated February 12, 2016 giving Western Interconnect LLC Notice to Proceed with construction of utility installation as outlined below:
Utility Permit No. 2-17163, US Hwy 60/84, MM 391.5, N/S ROW
(A fully executed utility permit will be provided following delivery of As-Built Plants and Electronic Files – must be submitted within 30-days following completion of the installation.)
February 12, 2016 (Permit expires 6-months after date of issuance if work has not commenced at that time)
4.
New Mexico Department of Transportation – Letter dated February 12, 2016 giving Western Interconnect LLC Notice to Proceed with construction of utility installations as outlined below:
Utility Permit No. 2-17164, NM Hwy 19, MM 6.55, E/W ROW
(A fully executed utility permit will be provided following delivery of As-Built Plants and Electronic Files – must be submitted within 30-days following completion of the installation.)
February 12, 2016 (Permit expires 6-months after date of issuance if work has not commenced at that time)

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Document		Date
5.
New Mexico Department of Transportation – Letter dated February 12, 2016 giving Western Interconnect LLC Notice to Proceed with construction of utility installations as outlined below:
Utility Permit No. 2-17165, NM Hwy 77, MM 3.06, N/S ROW.
(A fully executed utility permit will be provided following delivery of As-Built Plants and Electronic Files – must be submitted within 30-days following completion of the installation.)
February 12, 2016 (Permit expires 6-months after date of issuance if work has not commenced at that time)
6.
New Mexico Department of Transportation – Letter dated February 12, 2016 giving Western Interconnect LLC Notice to Proceed with construction of utility installations as outlined below:
Utility Permit No. 2-17166, NM Hwy 523, MM 3.06, N/S ROW.
(A fully executed utility permit will be provided following delivery of As-Built Plants and Electronic Files – must be submitted within 30-days following completion of the installation.)
February 12, 2016 (Permit expires 6-months after date of issuance if work has not commenced at that time)
7.
State of New Mexico Construction Industries Division Electrical Bureau Electrical Permit, Permit Number ELEC_2016011308, Permit Name: Western Interconnect, LLC, Project Name: Western Interconnect Project.
May 9, 2016
8.
Federal Energy Regulatory Commission (“FERC”) Docket No. ER15-2647-000, Order Accepting Agreements Subject to Condition, Granting Application for Authorization to Sell Transmission Services at Negotiated Rates Subject to Condition, and Granting in Part and Denying in Part Request for Waivers, 153 FERC ¶ 61,287.
December 10, 2015
9.	FERC Docket No. ER15-2647-001, Letter Order Accepting Compliance Filing.	February 8, 2016
10.
FERC Docket No. ER16-1461-000, Order Accepting Notice of Succession Filing (order accepting for filing Notice of Succession for assignment of TSAs and LGIAs by Tres Amigas, LLC to Western Interconnect LLC and other changes to TSAs and LGIAs).
May 16, 2016
11.	State of New Mexico Commissioner of Public Lands Grant of Right-of-Way, Right-of-Way Easement No. R-34969	May 4, 2016
12.
Curry County Road Department application for work, excavating, boring, cross cuts or other cuts on County Roads along Curry Road G between Curry Road 12 and Curry Road 13 (for transmission structures 62 and 63).
April 5, 2016

Part II - Permits to be Obtained

Document

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BEJN WIND PROJECT
1.	New Mexico Environmental Department - On-site sewage facility permit for the Operation & Maintenance facility.
2.	New Mexico Regulation & Licensing Department General Commercial Building Permit – Operations & Maintenance Building.
3.	Approval or notice of effectiveness of Exempt Wholesale Generator notice of self-certification from FERC.
4.	Order from FERC pursuant to Section 205 of the Federal Power Act granting MBR Authority.
5.	Qualification with CAISO as an Eligible Intermittent Resource.
6.	Registration with the Western Renewable Energy Generation System (WREGIS).
7.	Notice of Generator Operator and Generator Owner Registration with North American Electric Reliability Corporation (NERC) and updates thereof.
8.
Participating Intermittent Resource (PIRP) certification with the California Independent System Operator Corporation (CAISO).
Letter of Intent to become a Participating Intermittent Resource submitted to CAISO on April 11, 2016. Resource ID 16DYN1352
Note: This certification can only be obtained post-commercial operation of the project and following 60-days of validation/testing.

9.
California Energy Commission (“CEC”) approval of application for RPS Certification
Note: Application for certification that the facility is eligible for California’s Renewables Portfolio Standard (RPS) can only be submitted at commercial operation of the facility and, as such, CEC’s certification will only be obtained post-commercial operation.

10.
FERC Order Granting Application for Authorization for Disposition of Jurisdictional Facilities and requests for Waivers, Confidential Treatment, and Expedited Consideration, filed by Broadview Energy JN, LLC pursuant to Section 203 of the Federal Power Act [Tax Equity Transaction].

11.
FERC Order Granting Application for Authorization for Disposition of Jurisdictional Facilities and requests for Waivers, Confidential Treatment, and Expedited Consideration, filed by Broadview Energy JN, LLC pursuant to Section 203 of the Federal Power Act [PEGI Acquisition].

12.
Order accepting the filing of a Cotenancy, Common Facilities and Easement Agreement between Broadview Energy JN, LLC, Broadview Energy KW, LLC and Grady Wind Energy Center, LLC pursuant to Section 205 of the Federal Power Act.

13.	Public Utility Commission of Texas approval of Power Generation Company registration.
BEKW WIND PROJECT
1.	Approval or notice of effectiveness of Exempt Wholesale Generator notice of self-certification from the FERC
2.	Order from FERC pursuant to Section 205 of the Federal Power Act granting MBR Authority.
3.	Qualification with CAISO as an Eligible Intermittent Resource
4.	Registration with the Western Renewable Energy Generation System (WREGIS)
5.	Notice of Generator Operator and Generator Owner Registration with North American Electric Reliability Corporation (NERC) and updates thereof.

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6.
Participating Intermittent Resource (PIRP) certification with the California Independent System Operator Corporation (CAISO).
Letter of Intent to become a Participating Intermittent Resource submitted to CAISO on April 11, 2016. Resource ID 16DYN1353.
Note: This certification can only be obtained post-commercial operation of the project and following 60-days of validation/testing.

7.
California Energy Commission (“CEC”) approval of application for RPS Certification
Note: Application for certification that the facility is eligible for California’s Renewables Portfolio Standard (RPS) can only be submitted at commercial operation of the facility and, as such, CEC certification will only be obtained post-commercial operation.

8.
FERC Order Granting Application for Authorization for Disposition of Jurisdictional Facilities and requests for Waivers, Confidential Treatment, and Expedited Consideration, filed by Broadview Energy KW, LLC pursuant to Section 203 of the Federal Power Act [Tax Equity Transaction]

9.
FERC Order Granting Application for Authorization for Disposition of Jurisdictional Facilities and requests for Waivers, Confidential Treatment, and Expedited Consideration, filed by Broadview Energy KW, LLC pursuant to Section 203 of the Federal Power Act [PEGI Acquisition]

10.
FERC Order accepting the filing of a Cotenancy, Common Facilities and Easement Agreement between Broadview Energy JN, LLC, Broadview Energy KW, LLC and Grady Wind Energy Center, LLC pursuant to Section 205 of the Federal Power Act.

TRANSMISSION PROJECT
1.
New Mexico Department of Transportation – Fully executed utility permits for the following utility permit numbers/locations:
Utility Permit No. 2-17163, US Hwy 60/84, MM 391.5, N/S ROW
Utility Permit No. 2-17164, NM Hwy 19, MM 6.55, E/W ROW
Utility Permit No. 2-17165, NM Hwy 77, MM 3.06, N/S ROW
Utility Permit No. 2-17166, NM Hwy 523, MM 3.06, N/S ROW

2.
Registration with the Western Electricity Coordinating Council (WECC) as a Balancing Authority pursuant to the North American Electric Reliability Corporation, Statement of Compliance Registry Criteria.

3.
Registration with the Western Electricity Coordinating Council (WECC) as a Transmission Owner and Transmission Operator pursuant to the North American Electric Reliability Corporation, Statement of Compliance Registry Criteria.

4.
FERC Order Granting Application for Authorization for Disposition of Jurisdictional Facilities and requests for Waivers, Confidential Treatment, and Expedited Consideration, filed by Western Interconnect LLC pursuant to Section 203(a)(1)(A) of the Federal Power Act [PEGI Acquisition].

5.	FERC Order Accepting Open Access Transmission Tariff filed by Western Interconnect LLC pursuant to Section 205 of the Federal Power Act

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APPENDIX D: DOCUMENTS & KEY COUNTERPARTIES

Broadview and Western Interconnect Transaction
I. Material Project Agreements & Key Counterparties
Balance of Plant Agreements:	Balance of Plant Agreement, dated as of the date hereof, between Broadview Energy JN, LLC and RES America Construction Inc. with respect to the New Mexico portion of the site
Balance of Plant Agreement, dated as of the date hereof, between Broadview Energy JN, LLC and RES (Construction), LP with respect to the Texas portion of the site
Balance of Plant Agreement, dated as of the date hereof, between Broadview Energy KW, LLC, a New Mexico limited liability company and RES America Construction Inc.
Substation and Transmission Line Engineering, Procurement and Construction Agreement, dated as of the date hereof, between Broadview Energy JN, LLC and M. A. Mortenson Company.
Substation Engineering, Procurement and Construction Agreement, dated as of the date hereof, between Broadview Energy KW, LLC and M.A. Mortenson Company.
Transmission Line Engineering, Procurement and Construction Agreement, dated as of the date hereof, between Western Interconnect LLC and M. A. Mortenson Company (the “Western Interconnect EPC Contract”).

Balance of Plant Contractors:	RES America Construction Inc., a Delaware corporation
RES (Construction), LP, a Delaware limited partnership
M. A. Mortenson Company, a Minnesota corporation

App. D - 1

Turbine Supply Agreements:
Turbine Purchase Order No. 1, dated as of March 31, 2016 between Broadview Energy KW, LLC, Pattern Renewables Development Company and Siemens Energy, Inc., which by its terms incorporates by reference that certain Master Wind Turbine Generator and Tower Supply and Commissioning Agreement, dated as of December 29, 2014 and amended by that certain Memorandum of Understanding for the Broadview Projects, dated as of August 25, 2015 (amended by that certain Amendment No. 1 to Broadview Memorandum of Understanding, dated as of November 9, 2015 and that certain Amendment No. 2 to Broadview Memorandum of Understanding, dated as of December 21, 2015), and that certain Amendment No. 1, dated September 30, 2015, between Pattern Renewables Development Company and Siemens Energy, Inc.

Turbine Purchase Order No. 2, dated as of March 31, 2016, between Broadview Energy JN, LLC, Pattern Renewables Development Company and Siemens Energy, Inc. which by its terms incorporates by reference that certain Master Wind Turbine Generator and Tower Supply and Commissioning Agreement, dated as of December 29, 2014 and amended by that certain Memorandum of Understanding for the Broadview Projects, dated as of August 25, 2015 between Pattern Renewables Development Company and Siemens Energy, Inc. (amended by that certain Amendment No. 1 to Broadview Memorandum of Understanding, dated as of November 9, 2015 and that certain Amendment No. 2 to Broadview Memorandum of Understanding, dated as of December 21, 2015), and that certain Amendment No. 1, dated September 30, 2015, between Pattern Renewables Development Company and Siemens Energy, Inc.

Turbine Supplier:	Siemens Energy, Inc., a Delaware corporation
Turbine O&M Agreements:	Service and Maintenance Agreement, dated as of March 31, 2016, between Broadview Energy JN, LLC and Siemens Energy, Inc.
Service and Maintenance Agreement, dated as of March 31, 2016, between Broadview Energy KW, LLC and Siemens Energy, Inc.
Turbine O&M Provider:	Siemens Energy, Inc., a Delaware corporation
Transformer Purchase Agreements:	Purchase Agreement for the Main Power Transformer, dated as of May 13, 2016, between HICO America Sales & Technology, Inc. and Broadview Energy JN, LLC.
Purchase Agreement for the Main Power Transformer, dated as of May 13, 2016, between HICO America Sales & Technology, Inc. and Broadview Energy KW, LLC.
Transformer Supplier:	HICO America Sales & Technology, Inc., a Pennsylvania corporation.

App. D - 2

Padmount Transformer Purchase Agreements:	Purchase Agreement for Padmount Transformers, dated as of April 1, 2016, by and between CG Power USA Inc. and Broadview Energy JN, LLC.
Purchase Agreement for Padmount Transformers, dated as of April 1, 2016, by and between CG Power USA Inc. and Broadview Energy KW, LLC.
Padmount Transformer Supplier:	CG Power USA Inc.
Interconnection Agreements:
Large Generator Interconnection Agreement by and between Western Interconnect LLC and Broadview Energy JN, LLC, dated as of September 11, 2015, assigned from Tres Amigas, LLC to Western Interconnect LLC pursuant to that certain Assignment and Assumption Agreement for Long-Term Service Agreements and Large Generator Interconnection Agreements between Western Interconnect LLC and Tres Amigas, LLC, dated as of November 5, 2015.

Large Generator Interconnection Agreement by and between Western Interconnect LLC and Broadview Energy KW, LLC, dated as of September 11, 2015, assigned from Tres Amigas, LLC to Western Interconnect LLC pursuant to that certain Assignment and Assumption Agreement for Long-Term Service Agreements and Large Generator Interconnection Agreements between Western Interconnect LLC and Tres Amigas, LLC, dated as of November 5, 2015.

Large Generator Interconnection Agreement, dated September 11, 2015, between Tres Amigas, LLC and Grady Wind Energy Center, LLC, as assigned by Tres Amigas, LLC to Western Interconnect LLC pursuant to the Assignment and Assumption Agreement for Long-Term Transmission Service Agreements and Large Generator Interconnection Agreements, dated November 5, 2015, between Tres Amigas, LLC and Western Interconnect LLC

Standard Transmission Construction and Interconnection Agreement, dated July 27, 2012, between Tres Amigas and the Public Service Company of New Mexico, as assigned by Tres Amigas, LLC to Western Interconnect LLC pursuant to the Assignment and Assumption Agreement for Standard Transmission Construction and Interconnection Agreement, dated November 5, 2015, between Tres Amigas, LLC and Western Interconnect LLC.

Interconnection Provider:	Western Interconnect LLC, a Delaware limited liability company
Transmission Service Agreements:
Long-Term Transmission Service Agreement between Broadview Energy JN, LLC and Tres Amigas, LLC, dated as of September 11, 2015 and assigned from Tres Amigas, LLC to Western Interconnect LLC pursuant to that certain Assignment and Assumption Agreement for Long-Term Service Agreements and Large Generator Interconnection Agreements between Western Interconnect LLC and Tres Amigas, LLC, dated as of November 5, 2015.

App. D - 3

Long-Term Transmission Service Agreement between Broadview Energy KW, LLC and Tres Amigas, LLC, dated as of September 11, 2015 and assigned from Tres Amigas, LLC to Western Interconnect LLC pursuant to that certain Assignment and Assumption Agreement for Long-Term Service Agreements and Large Generator Interconnection Agreements between Western Interconnect LLC and Tres Amigas, LLC, dated as of November 5, 2015.

Long-Term Transmission Service Agreement, dated September 11, 2015, between Tres Amigas, LLC and Grady Wind Energy Center, LLC, as assigned by Tres Amigas, LLC to Western Interconnect LLC pursuant to the Assignment and Assumption Agreement for Long-Term Transmission Service Agreements and Large Generator Interconnection Agreements, dated November 5, 2015, between Tres Amigas, LLC and Western Interconnect LLC

Service Agreement for Firm Point-to-Point Transmission Service, dated as of February 4, 2016 and identified as APS Contract # 53881 in respect of 167 MW, by and between Arizona Public Service Company and Broadview Energy JN, LLC.

Service Agreement for Firm Point-to-Point Transmission Service, dated as of February 4, 2016 and identified as APS Contract # 53882 in respect of 58 MW, by and between Arizona Public Service Company and Broadview Energy KW, LLC.

Service Agreement for Firm Point-to-Point Transmission Service, dated as of February 4, 2016 and identified as APS Contract #53883 in respect of 72 MW by and between Arizona Public Service Company and Broadview Energy KW, LLC.

Firm Umbrella Transmission Service Agreement for Firm Point-to-Point Transmission Service, dated as of May 17, 2016 and identified as APS Contract #53921 by and between Arizona Public Service Company and Broadview Energy KW, LLC, including all services provided under such Firm Umbrella Transmission Service Agreement.

Service Agreement for Firm Point-To-Point Transmission Service, dated as of April 28, 2016, by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico for 42 MW for a term of five years from January 1, 2017 to January 1, 2022.

First Revised Service Agreement for Firm Point-to-Point Transmission Service, dated as of May 26, 2016, by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico in respect of 42 MW for a term of 20 years from January 1, 2022 to January 1, 2042.

Second Revised Service Agreement for Firm Point-to-Point Transmission Service, dated as of December 16, 2015, by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico in respect of 125 MW for a term of five months from January 1, 2017 to May 31, 2017.

App. D - 4

Fourth Revised Service Agreement for Firm Point-To-Point Transmission Service, dated as of May 18, 2016, by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico in respect of 125 MW for a term of 24 years, seven months from May 31, 2017 to January 1, 2042.

Service Agreement for Firm Point-to-Point Transmission Service, once entered into by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico for 125 MW for a term of 25 years (with an expected term from May 31, 2017 to January 1, 2042) with a Point of Receipt at the Blackwater 345 kV Substation and a Point of Delivery at the Four Corners 345 kV Substation.

Firm Umbrella Transmission Service Agreement for Firm Point-to-Point Transmission Service, dated as of July 15, 2015 by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico, including all services provided under such Firm Umbrella Transmission Service Agreement.

Non-Firm Umbrella Transmission Service Agreement for Non-Firm Point-to-Point Transmission Service, dated as of July 15, 2015 by and between Broadview Energy JN, LLC and the Public Service Company of New Mexico, including all services provided under such Non-Firm Umbrella Transmission Service Agreement.

Fourth Revised Service Agreement for Firm Point-to-Point Transmission Service, dated as of April 28, 2016, by and between Broadview Energy KW, LLC and the Public Service Company of New Mexico for 130 MW for a term of five years from January 1, 2017 to January 1, 2022.

Fifth Revised Service Agreement for Firm Point-to-Point Transmission Service, dated as of May 26, 2016, by and between Broadview Energy KW, LLC and the Public Service Company of New Mexico in respect of 130 MW for a term of 20 years from January 1, 2022 to January 1, 2042.

Firm Umbrella Transmission Service Agreement for Firm Point-to-Point Transmission Service, dated as of July 15, 2015 by and between Broadview Energy KW, LLC and the Public Service Company of New Mexico, including all services provided under such Firm Umbrella Transmission Service Agreement.

Non-Firm Umbrella Transmission Service Agreement for Non-Firm Point-to-Point Transmission Service, dated as of July 15, 2015 by and between Broadview Energy KW, LLC and the Public Service Company of New Mexico, including all services provided under such Non-Firm Umbrella Transmission Service Agreement.

App. D - 5

Transmission Sharing Agreements:
Transmission Sharing Agreement, dated as of November 12, 2015, between Broadview Energy JN, LLC and Iberdrola Renewables, LLC, as it may be amended after the date hereof to correct the descriptions in Exhibit A thereto of Broadview Energy JN, LLC’s current transmission positions.

Transmission Sharing Agreement, dated as of November 12, 2015, between Broadview Energy KW, LLC and Iberdrola Renewables, LLC, as it may be amended after the date hereof to correct the descriptions in Exhibit A thereto of Broadview Energy KW, LLC’s current transmission positions.

Tres Amigas Letter Agreement:
Letter Agreement regarding Sale of Excess Capacity and Revenue Sharing, dated as of December 22, 2015, among Broadview Energy KW, LLC, Broadview Energy JN, LLC, Grady Wind Energy Center, LLC, Western Interconnect LLC and Tres Amigas, LLC.

PNM Letter Agreement
Letter Agreement Between Public Service Company of New Mexico and Tres Amigas to Provide for Early Interconnection of 297 MW of Wind Generating Facilities Under the July 27, 2012 Standard Transmission Construction and Interconnection Agreement, accepted and agreed to on May 8, 2015, between the Public Service Company of New Mexico and Tres Amigas, LLC, as assigned by Tres Amigas, LLC to Western Interconnect LLC pursuant to the Assignment and Assumption Agreement for May 8, 2015 Letter Agreement, dated November 5, 2015, between Tres Amigas, LLC and Western Interconnect LLC.

Management, Operations and Maintenance Agreements:	Management, Operation and Maintenance Agreement, dated as of the date hereof, between Broadview Energy JN, LLC and Pattern Operators LP
Management, Operation and Maintenance Agreement, dated as of the date hereof, between Broadview Energy KW, LLC and Pattern Operators LP
Management, Operation and Maintenance Agreement, dated as of the date hereof, between Western Interconnect LLC and Pattern Operators LP
O&M Provider:	Pattern Operators LP
Project Administration Agreements:	Project Administration Agreement, dated as of the date hereof, between Broadview Energy JN, LLC and Pattern Operators LP
Project Administration Agreement, dated as of the date hereof, between Broadview Energy KW, LLC and Pattern Operators LP
Project Administration Agreement, dated as of the date hereof, between Western Interconnect LLC and Pattern Operators LP
Project Administrator:	Pattern Operators LP

App. D - 6

Power Purchase Agreements (as listed, the “Power Purchase Agreements”):
Renewable Power Purchase and Sale Agreement, dated as of August 7, 2015, by and between Broadview Energy JN, LLC and Southern California Edison Company, as amended by that certain Amendment No. 1 to the Renewable Power Purchase and Sale Agreement dated as of June 28, 2016 and that certain Acknowledgement Letter dated as of June 28, 2016.

Renewable Power Purchase and Sale Agreement, dated as of August 7, 2015, by and between Broadview Energy KW, LLC and Southern California Edison Company, as amended by that certain Amendment No. 1 to the Renewable Power Purchase and Sale Agreement dated as of June 28, 2016 and that certain Acknowledgement Letter dated as of June 28, 2016.

Power Purchaser:	Southern California Edison Company
Tax Abatement Agreements:	Tax Abatement Agreement by and between Deaf Smith County, Texas and Broadview Energy JN, LLC, dated as of February 19, 2016, by and between Deaf Smith County, Texas and Broadview Energy JN, LLC
Agreement for Limitation on Appraised Value of Property for School District Maintenance and Operations Taxes, dated as of April 28, 2016, by and between Walcott Independent School District and BEJN.
IRB Documents
Cotenancy, Common Facilities and Easement Agreement:	Cotenancy, Common Facilities and Easement Agreement, dated as of the date hereof, by and among Broadview Energy KW, LLC, Broadview Energy JN, LLC and Grady Wind Energy Center, LLC.
Common Facilities Operation and Maintenance Agreement
Common Facilities Operation and Maintenance Agreement, dated as of the date hereof, by and among Broadview Energy JN, LLC, Broadview Energy KW, LLC, Grady Wind Energy Center, LLC and Pattern Operators LP.

App. D - 7

IRB Documents	Bond Purchase Agreement between the Village of Grady, New Mexico, Broadview Energy JN Investments LLC and Broadview Energy JN, LLC, dated as of the date hereof.
Indenture between the Village of Grady, New Mexico, Broadview Energy JN, LLC, Broadview Energy JN Investments LLC and KeyBank National Association dated as of the date hereof.
Lease Agreement between the Village of Grady, New Mexico and Broadview Energy JN, LLC, dated as of the date hereof.
Sublease Agreement between Broadview Energy JN, LLC and the Village of Grady, dated as of the date hereof.
Conveyancing Documents (as defined in the Lease Agreement between the Village of Grady, New Mexico and Broadview Energy JN, LLC, dated as of the date hereof).
Bond Purchase Agreement between the Village of Grady, New Mexico, Broadview Energy KW Investments LLC and Broadview Energy KW, LLC, dated as of the date hereof.
Indenture between the Village of Grady, New Mexico, Broadview Energy KW, LLC, Broadview Energy KW Investments LLC and KeyBank National Association dated as of the date hereof.
Lease Agreement between the Village of Grady, New Mexico and Broadview Energy KW, LLC, dated as of the date hereof.
Sublease Agreement between Broadview Energy KW, LLC and the Village of Grady, dated as of the date hereof.
Conveyancing Documents (as defined in the Lease Agreement between the Village of Grady, New Mexico and Broadview Energy KW, LLC, dated as of the date hereof).
Bond Purchase Agreement, dated as of the date hereof, among City of Clovis, New Mexico, Western Interconnect Investments LLC and Western Interconnect LLC.
Indenture, dated as of the date hereof, among the City of Clovis, New Mexico, Western Interconnect Investments LLC and Western Interconnect LLC.
Lease Agreement, dated as of the date hereof, between City of Clovis, New Mexico and Western Interconnect LLC.
Sublease Agreement, dated as of the date hereof, between City of Clovis, New Mexico and Western Interconnect LLC.
Conveyancing Documents (as defined in the Lease Agreement between the Village of Grady, New Mexico and Western Interconnect LLC, dated as of the date hereof).
Utility Reimbursement Agreement:	Utility Reimbursement Agreement between Western Interconnect LLC and Farmers’ Electric Cooperative, Inc. of New Mexico, a New Mexico Corporation, dated as of June 8, 2016

App. D - 8

System Impact Study Agreement:
Non-Tariff “Affected System” System Impact Study Agreement, dated as of July 30, 2015, by and between Tres Amigas, LLC and the Public Service Company of New Mexico, as by Tres Amigas, LLC to Western Interconnect LLC pursuant to the Assignment and Assumption Agreement for Non-Tariff “Affected System” System Impact Study Agreement, dated November 5, 2015, between Tres Amigas, LLC and Western Interconnect LLC.

Lesser Prairie Chicken Credits Agreement:	Transfer Agreement for Lesser Prairie Chicken Credits, by and among Seller, Broadview Energy JN, LLC and Broadview Energy KW, LLC, dated as of June 29, 2016.
Mitigation of Development Impacts Agreement:
Agreement Between Department of Defense (but not the U.S. Army Corps of Engineers), Department of the Air Force, Broadview Energy KW, LLC, Broadview Energy JN, LLC, and Grady Wind Energy Center, LLC, dated as of February 5, 2016, by and between Defense, Department of the Air Force, Broadview Energy KW, LLC, Broadview Energy JN, LLC and Grady Wind Energy Center, LLC.

Transmission Development Agreement:
Transmission Development Agreement, dated December 22, 2015, among Western Interconnect LLC, Tres Amigas, LLC, PWI Holdings and Seller, as amended by that certain First Amendment dated as of the date hereof.

Reimbursement Agreement	Reimbursement Agreement, dated as of the date hereof, between Tres Amigas, LLC and Topco
Consents:	“Consents” as listed in Annex 2, section II of the ECCA (“Intercreditor and Shared Collateral Documents”) are incorporated herein by reference.
Schedule 3.1(g) of the Western Interconnect Loan Agreement is incorporated herein by reference.
II. Reports, Other Deliverables and Consultants
Environmental Consultant:	GL Environmental, Inc.
Environmental Reports:
Phase I Environmental Site Assessment Update of the Broadview Energy Project Property, 82,820 acres of Private Property in Curry County New Mexico and Deaf Smith County Texas, dated March 2016, prepared for Broadview Energy by GL Environmental, Inc.

Phase I Environmental Site Assessment of the Western Interconnect LLC 24.4 Mile Electric Transmission Line Route, in Curry Country and Roosevelt County New Mexico, dated November 2015, prepared for Broadview Energy by GL Environmental, Inc.

Phase I Environmental Site Assessment of the Western Interconnect LLC 9 Mile Electric Transmission Line Route Curry Country New Mexico, dated November 2015, prepared for Broadview Energy by GL Environmental, Inc.

Independent Engineer:	DNV GL, formerly GL Garrad Hassan

App. D - 9

Independent Engineer’s Report:	Broadview Wind Farm – Technical Due Diligence – Broadview Energy KW, LLC (BEKW), Broadview Energy JN, LLC (BEJN), and Western Interconnect, LLC (WI), dated as of June 25, 2016.
Title Company:	Stewart Title Company
Title Policy:	Annex 4 of the ECCA is incorporated herein by reference.
The title policy delivered pursuant to Section 3.1(w) of the Western Interconnect Loan Agreement
Wind Consultant:	DNV GL
Wind Energy and Resource Assessment Reports:	Broadview Wind Farm – Energy Assessment of the Broadview Wind Farm: Phase JN – Broadview Energy JN, LLC, dated May 6, 2016.
Broadview Wind Farm – Energy Assessment of the Broadview Wind Farm: Phase KW – Broadview Energy KW, LLC, dated June 10, 2016.
Transmission Consultant:	Navigant Consulting, Inc.
Transmission Consultant’s Report:	Broadview Projects Transmission Assessment, dated June 21, 2016.
Cost Segregation Consultant:
Deloitte Financial Advisory Services LLP or another accounting firm of recognizable standing selected by Broadview B Member LLC, reasonably acceptable to the Class A Equity Investors (as defined in the ECCA).

Cost Segregation Consultant Report:	To be delivered on the Funding Date pursuant to Section 5.3(bb) of the ECCA.
Insurance Consultant:	Moore-McNeil, LLC
Insurance Consultant Report:	Final Insurance Report, dated as of June 29, 2016
III. Financing Arrangements & Key Counterparties
“Broadview Construction Loan Agreement”:
Financing Agreement, dated as of the date hereof, by and among the Broadview Energy Project Finco LLC, Broadview Energy KW, LLC, Broadview Energy JN, LLC, Broadview Energy KW Investments LLC, Broadview Energy JN Investments LLC, the financial institutions from time to time party thereto as lenders, and KeyBank National Association, as Administrative Agent (as defined therein).

Other financing documents related to the Broadview Construction Loan Agreement:	Each document other than the Broadview Construction Loan Agreement referenced in the definition of “Financing Documents” in the Broadview Construction Loan Agreement.

App. D - 10

“Broadview Subordinated Construction Loan Agreement”:
Financing Agreement, dated as of the date hereof, by and among Broadview Finance Company LLC, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent (as defined therein).

Other financing documents related to the Broadview Subordinated Construction Loan Agreement:	Each document other than the Broadview Subordinated Construction Loan Agreement referenced in the definition of “Financing Documents” in the Broadview Subordinated Construction Loan Agreement.
“Broadview Back-Leverage Loan Agreement”
Financing Agreement, dated as of the date hereof, by and among Broadview Finance Company LLC, the financial institutions from time to time party thereto as Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (as defined therein).

Other financing documents related to the Broadview Back-Leverage Loan Agreement:	Each document other than the Broadview Back-Leverage Loan Agreement referenced in the definition of “Financing Documents” in the Broadview Back-Leverage Loan Agreement.
“Western Interconnect Loan Agreement”:
Financing Agreement, dated as of the date hereof, by and among Western Interconnect LLC, Pattern Western Interconnect Holdings LLC, Western Interconnect Investments LLC, the financial institutions from time to time party thereto as Lenders and DSR/O&M LC Issuers, and KeyBank National Association, as Administrative Agent (as defined therein).

Other financing documents related to the Western Interconnect Loan Agreement:	Each document other than the Western Interconnect Loan Agreement referenced in the definition of “Financing Documents” in the Western Interconnect Loan Agreement
LC Documents:
Letter of Credit, Reimbursement and Loan Agreement, dated as of the date hereof, by and among Broadview Energy Project Finco LLC, Broadview Energy KW, LLC, Broadview Energy JN, LLC, Broadview Energy KW Investments LLC, Broadview Energy JN Investments LLC, the LC Issuers party thereto from time to time, the LC Lenders party thereto from time to time, and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent (“LC Reimbursement Agreement”).

Each document other than the LC Reimbursement Agreement referenced in the definition of “LC Documents” in the LC Reimbursement Agreement.
IV. Equity and Co-Ownership Arrangements & Key Counterparties
Equity Capital Contribution Agreement:
Equity Capital Contribution Agreement, dated as of the date hereof, by and among Broadview Energy Holdings LLC, Broadview B Member LLC, JPM Capital Corporation, Capital One, N.A., Allianz Renewable Energy Partners of America LLC, and RBC Tax Credit VI, LLC (as amended in accordance with its terms, “ECCA”).

Tax Equity Investors:	JPM Capital Corporation, Capital One, N.A., Allianz Renewable Energy Partners of America LLC, and RBC Tax Credit VI, LLC.

App. D - 11

Project Agreement:
A finalized draft of the Amended and Restated Limited Liability Company Agreement of Broadview Energy Holdings LLC attached as Annex 1 to the ECCA (as amended in accordance with its terms, “Project Agreement”).

Tax Equity Investor Guarantees:	Guaranty by JPMorgan Chase & Co., a Delaware corporation, in favor of Broadview Energy Holdings LLC and Broadview B Member LLC, dated as of the Execution Date.
Guaranty by Allianz of America, Inc., a Delaware corporation, in favor of Broadview Energy Holdings LLC and Broadview B Member LLC, dated as of the Execution Date.
Guaranty by RBC Tax Credit Equity, LLC, an Illinois limited liability company, in favor of Broadview Energy Holdings LLC and Broadview B Member LLC, dated as of the Execution Date.
Tax Equity Consents:
ECCA Consent. Consent and Agreement, by and among Broadview Energy Project Finco LLC, Broadview Holdco, Broadview B Member, JPM Capital Corporation, Capital One, N.A., Allianz Renewable Energy Partners of America LLC, RBC Tax Credit VI, LLC, and KeyBank National Association, as Collateral Agent, dated as of the date hereof.
JPM Guarantor Consent. Consent and Agreement, by and among Broadview Energy Project Finco LLC, Broadview Holdco, Broadview B Member, JPMorgan Chase & Co., and KeyBank National Association, as Collateral Agent, dated as of the date hereof.
Allianz Guarantor Consent. Consent and Agreement, by and among Broadview Energy Project Finco LLC, Broadview Holdco, Broadview B Member, Allianz of America, Inc., and KeyBank National Association, as Collateral Agent, dated as of the date hereof.
RBC Guarantor Consent. Consent and Agreement, by and among Broadview Energy Project Finco LLC, Broadview Holdco, Broadview B Member, RBC Tax Credit Equity, LLC, and KeyBank National Association, as Collateral Agent, dated as of the date hereof.

Purchaser Guarantees
Guarantee and Funding Agreement, to be executed as of the Closing Date, by Purchaser in favor of Deutsche Bank Trust Company Americas, as administrative agent, in the form of Exhibit E to the Broadview Back-Leverage Loan Agreement (the “Pattern Back-Leverage Funding Agreement”).

Guaranty by Purchaser, in favor of JPM Capital Corporation, Capital One, N.A., Allianz Renewable Energy Partners of America LLC and RBC Tax Credit VI, LLC, to be executed as of the Closing Date, in the form of Annex 14 to the ECCA (the “Pattern Funding Date Guaranty”).

V. Real Estate Documents	Annex 7 of the ECCA is incorporated herein by reference.
Schedule 4.22 of the Western Interconnect Loan Agreement is incorporated herein by reference.

App. D - 12

EXHIBIT A

FORM OF NRS ASSIGNMENT

THIS ASSIGNMENT AND ASSUMPTION OF BROADVIEW MIPA (the “Assignment and Assumption”), dated as of [  ], 201[__], is entered into by and between Pattern Renewables LP, a Delaware limited partnership, as assignor (the “Assignor”), and Pattern Energy Group Inc., a Delaware corporation, as assignee (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Membership Interest Purchase Agreement, dated as of June 18, 2015, by and between Broadview Energy, LLC, a Delaware limited liability company (“Seller”), and Assignor (as amended by that certain Amendment No. 1 to the Membership Interest Purchase Agreement dated as of June 30, 2015, by the Broadview Provisions (as defined herein) of the Grady MIPA (as defined herein), and by that certain Second Amendment to the Broadview Membership Interest Purchase Agreement dated as of March 31, 2016, the “Broadview MIPA”). The “Grady MIPA” means that certain Membership Interest Purchase Agreement, dated as of October 20, 2015 by and among Seller, National Renewable Solutions, LLC, and Assignor (as amended by that certain First Amendment to the Grady Membership Interest Purchase Agreement dated as of March 31, 2016). The “Broadview Provisions” means the definition of “Estimated Production (Seller)” in Section 1.1 of the Grady MIPA and Sections 2.3(d)(i), 7.10 and 7.14 of the Grady MIPA. Receipt of a copy of the Broadview MIPA is hereby acknowledged by the Assignee.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.
As of the date hereof, the Assignor hereby irrevocably transfers and assigns to the Assignee, and the Assignee hereby irrevocably assumes from the Assignor, all of the Assignor’s rights and obligations under the Broadview MIPA.

2.
The Assignor hereby agrees, upon the request and at the sole cost and expense of the Assignee, to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to vest in the Assignee any and all rights of Assignor related to the Broadview MIPA, including any rights of Assignor under any agreements, certificates or other instruments related thereto.

3.	Each of the Assignee and the Assignor represents and warrants as follows to the other party:

a)	It has all requisite limited partnership or corporate power and authority to execute, deliver and perform this Assignment and Assumption;

b)
The execution and delivery of this Assignment and Assumption have been duly authorized, by all necessary limited partnership or corporate action of such party, and this Assignment and Assumption has been duly executed and delivered by such party; and

c)	This Assignment and Assumption is legal, valid, binding and enforceable against such party in accordance with its terms.

4.	Interpretation and performance of this Assignment and Assumption shall be in accordance with, and shall be controlled by, the laws of the State of New York.
[Signature page follows]

Exhibit A - 2

IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Assumption to be duly executed and delivered by its respective authorized officer as of the date first written above.
ASSIGNOR
Pattern Renewables LP
By:______________________________
Name:
Title:
ASSIGNEE
Pattern Energy Group Inc.
By:______________________________
Name:
Title:

Exhibit A - 3

Schedule 2.5
Seller Consents and Approvals
Approval of the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act

Clearance under the Hart–Scott–Rodino Antitrust Improvements Act of 1976.

Schedule - 1

Schedule 2.12
Matters Relating to the Acquired Interests, the Project Companies,
the Wind Projects and the Transmission Project

1.
Broadview ECCA Representations. Each of (a) the representations and warranties of the Class B Member (as defined in the ECCA) set forth in Article 3 of the ECCA (other than, solely as of the Execution Date, those representations and warranties set forth in Article 3 of the ECCA that are made solely as of the Funding Date) and (b) the definitions (as set forth in the ECCA) of any defined terms used in Article 3 of the ECCA are hereby incorporated into this Paragraph 1; provided that if any such representation or warranty is by its terms qualified by reference to information set forth on an annex or disclosure schedule to the ECCA, then such representation and warranty shall be so qualified by such information for purposes of this Schedule 2.12 (provided that any correction after the date hereof to any such annex or disclosure schedule shall be subject to Section 4.1(c)).

2.
Broadview LLCA Representations. For purposes of the representations and warranties being made at the Closing, each of (A) the representations and warranties of the Class B Member (as defined in the Project Agreement) set forth in Sections 3.02(a) through 3.02(h) of the Project Agreement and (B) the definitions (as set forth in the Project Agreement) of any defined terms used in Sections 3.02(a) through 3.02(h) of the Project Agreement are hereby incorporated into this Paragraph 2, it being understood that, without limiting Seller’s obligations and liability under Section 4.2(e), the representations and warranties in Sections 3.02(d), 3.02(e) and 3.02(g) of the Project Agreement are incorporated herein as if (i) such representations and warranties are being made on and as of the Closing and not in respect of any period following the Closing, and (ii) the Class B Member were still owned by Seller (without regard to any infirmity in such representation or warranty as a result of the Class B Member’s being owned directly or indirectly by Purchaser).

3.
Broadview Back-Leverage Representations. Each of (a) the representations and warranties of Holdco set forth in Article IV of the Broadview Back-Leverage Loan Agreement (other than (i) solely as of the date hereof, those representations and warranties set forth in Article IV of the Broadview Back-Leverage Loan Agreement that are made solely as of the Term Loan Borrowing Date, (ii) representations and warranties to the extent they relate to Financing Documents (as defined in the Broadview Back-Leverage Loan Agreement), (iii) representations and warranties to the extent they relate to the Broadview B Member, PWI Holdings and their respective subsidiaries and (iv) Sections 4.7 (Permits), 4.9 (Intellectual Property), 4.10 (Insurance), 4.11 (Project Documents), 4.18 (No Default), 4.19 (Offices), 4.20 (Bank Accounts), 4.23 (Roads; Collection Systems), 4.26 (Project Budget; Project Schedule), 4.27 (Collateral), 4.31 (Land Not in Flood Zone), 4.32 (Completion and Funding Date), 4.33 (PPA Milestones), 4.35 (Resale Certificate), 4.38 (No Immunity) and 4.40 (Filings) of the Broadview Back-Leverage Loan Agreement) and (b) the definitions (as set forth in the Broadview Back-Leverage Loan Agreement) of any defined terms used in Article IV of the Broadview Back-Leverage Loan

Schedule - 1

Agreement are hereby incorporated into this Paragraph 3; provided that if any such representation or warranty is by its terms qualified by reference to information set forth on a disclosure schedule to the Broadview Back-Leverage Loan Agreement, then such representation and warranty shall be so qualified by such information for purposes of this Schedule 2.12 (provided that any correction after the date hereof to such disclosure schedule shall be subject to Section 4.1(c)).

4.
Western Interconnect Representations. Each of (a) the representations and warranties of the WI Entities (as of the date hereof) or PWI Holdings (as of the Term Loan Borrowing Date) set forth in Article IV of the Western Interconnect Loan Agreement (other than (i) solely as of the date hereof, those representations and warranties set forth in Article IV of the Western Interconnect Loan Agreement that are made solely as of the Term Loan Borrowing Date, (ii) representations and warranties to the extent they relate to Financing Documents (as defined in the Western Interconnect Loan Agreement) and (iii) Sections 4.9 (Intellectual Property), 4.18 (No Default), 4.19 (Offices; Location of Collateral), 4.20 (Bank Accounts), 4.27 (Collateral), 4.34 (Resale Certificate), 4.35 (No Material Adverse Effect) and 4.37 (No Immunity) of the Western Interconnect Loan Agreement) and (b) the definitions (as set forth in the Western Interconnect Loan Agreement) of any defined terms used in Article IV of the Western Interconnect Loan Agreement are hereby incorporated into this Paragraph 4; provided that if any such representation or warranty is by its terms qualified by reference to information set forth on a disclosure schedule to the Western Interconnect Loan Agreement, then such representation and warranty shall be so qualified by such information for purposes of this Schedule 2.12 (provided that any correction after the date hereof to such disclosure schedule shall be subject to Section 4.1(c)).

Schedule - 2

Schedule 3.5
Purchaser Consents and Approvals
Approval of the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act

Clearance under the Hart–Scott–Rodino Antitrust Improvements Act of 1976.

Schedule - 1

Schedule 4.1(a)
Seller’s Pre-Closing Covenants
(a)    Seller shall, and shall cause the Acquired Entities to, operate and carry on the business of the Acquired Entities in the ordinary course and comply with Part VII of Appendix B. Without limiting the foregoing, Seller shall cause each Acquired Entity to use commercially reasonable efforts consistent with good business practice to preserve the goodwill of all suppliers, contractors, Governmental Authorities, licensors, customers, distributors and others having business relations with the Acquired Entities.
(b)    Without limiting clause (a), except for the transactions to be consummated pursuant to this Agreement or the Material Contracts or except with the express written approval of Purchaser, such approval not to be unreasonably withheld or delayed, Seller shall not with respect to the Acquired Entities, and shall cause the Acquired Entities not to:

(i)
issue any membership interests, other equity interests or securities (or securities convertible into equity interests), options, warrants or other rights to purchase or obtain (including upon exchange or exercise) any equity interests in or of the Acquired Entities, other than to any Acquired Entity;

(ii)
enter into any contract or agreement for any acquisitions (by merger, consolidation, or acquisition of stock or assets or any other business combination) of any Person (other than any Acquired Entity) or business or any division thereof;

(iii)
(A) make any change in any Acquired Entity’s organizational documents that could reasonably be expected to have a Material Impact, (B) purchase, redeem, combine, reclassify or issue any equity interest or voting interest (or securities exchangeable, convertible or exercisable for an equity interest or voting interest) in any Acquired Entity other than to another Acquired Entity, or (C) declare, set aside, make or pay any dividends or distributions (other than cash dividends and distributions);

(iv)	hire any employee at the Acquired Entities;

(v)	enter into a new line of business; or

(vi)	agree to enter into any contract or otherwise make any commitment to do any of the foregoing.

Schedule - 1

Schedule 6.4(b)
Control of Defense of Third Party Claims
If Seller is unable to control the defense of Third Party Claims by virtue of limitations pursuant to the Project Agreement.

Schedule - 1